UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CANARGO ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 26, 2008
PROXY STATEMENT
2008 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- INCREASE OF AUTHORISED SHARE CAPITAL
PROPOSAL 3 -- APPROVAL OF AMENDMENT OF THE 2004 LONG TERM STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BOARD MEETINGS AND COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
FORM 10-K ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

May • , 2008
Dear Fellow Stockholder:

We invite you to attend the Annual Meeting of Stockholders on Thursday, June 26, 2008, at The American Stock Exchange, 86 Trinity Place, New York, N.Y. 10006. The meeting will begin promptly at 10:30 a.m., Eastern Time.

The enclosed Notice of Meeting and Proxy Statement not only describe the items that stockholders are being asked to consider and vote on at the meeting, but also provide you with important information about your Company.

At the meeting, you will hear a report on our business and, as a stockholder, you will be asked to vote on a number of important matters. We encourage you to vote on all matters listed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends a vote FOR each of the Company proposals described as Proposals 1, 2 and 3 in the Proxy Statement.

Whether or not you plan to attend the Annual Meeting of Stockholders in person, your vote is important. After reading the enclosed Notice and Proxy Statement, please promptly submit your proxy by mail and, if you are a resident of the United States, you may instead submit your proxy by telephone or Internet in accordance with the instructions furnished on your proxy card. If you vote by proxy card, please remember to sign, date and mail the card in the envelope provided.

If you are planning to attend the meeting in person, because of security procedures you will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter The American Stock Exchange on the day of the meeting. Inspection and checking of packages, bags and briefcases, among other measures, may be employed to enhance the security of those attending the meeting. These procedures may require additional time. Please plan accordingly.

We look forward to greeting those of you who are able to attend the Annual Meeting in New York.

Sincerely,

Vincent McDonnell
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY OR (WHERE PERMITTED) VOTE BY TELEPHONE OR VIA THE INTERNET.

CanArgo Energy Corporation
Registered Office: 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, USA

CANARGO ENERGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 26, 2008

The Board of Directors of CanArgo Energy Corporation, a Delaware Corporation (the “Company”), hereby gives notice that the Annual Meeting of Stockholders of the Company will be held on June 26, 2008 at 10:30 a.m. Eastern Time at The American Stock Exchange, 86 Trinity Place, New York, NY, 10006 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

2. To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company will have authority to issue from 500,000,000 to 1,000,000,000 shares.

3. To approve the amendment of the Company’s 2004 Long Term Stock Incentive Plan (“Plan”) to increase the number of shares of Common Stock issuable under the Plan by an additional 17,500,000 shares to 35,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 28, 2008 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. All holders of record of shares of the Company’s Common Stock at the close of business on the record date are entitled to vote at the meeting by sending in the proxy voting form or, if they are United States residents, by registering their vote by telephone or via the Internet by the specified deadline.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey Wilkins
Corporate Secretary

St. Peter Port
Guernsey, British Isles
 •  2008

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR, IF YOU ARE A STOCKHOLDER RESIDENT IN THE UNITED STATES, AUTHORISE THE INDIVIDUALS NAMED IN YOUR PROXY CARD TO VOTE YOUR SHARES BY CALLING THE TELEPHONE NUMBER OR USING THE INTERNET BY THE DEADLINE AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR REGISTERED YOUR VOTE BY TELEPHONE OR INTERNET.

CANARGO ENERGY CORPORATION
P.O. Box 291, St Peter Port, Guernsey, GY1 3RR, British Isles

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

CanArgo Energy Corporation (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 26, 2008 at 10:30 a.m. Eastern Time at The American Stock Exchange, 86 Trinity Place, New York, NY, 10006 and at any adjournments or postponements thereof (the “Annual Meeting”). The Proxy Statement and the enclosed proxy are first being sent to stockholders on or about May • , 2008.

Only holders of the Company’s common stock, par value $.10 per share (“Common Stock”) as of the close of business on April 28, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 242,107,390 shares of Common Stock outstanding. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting and broker non-votes, will be included in the number of stockholders present at the meeting for the purpose of determining whether a quorum is present. Generally, broker non-votes occur on a proposal when the broker is not permitted under applicable rules to vote on the proposal without instruction from the beneficial owner of the Common Stock and no instruction is given. If a broker, bank or other nominee holds your shares please make sure that you have communicated your voting instructions timely to the broker, bank or other nominee in order to ensure that your vote is counted.

How to Vote

Your vote is important and we appreciate your prompt attention to it. Registered United States stockholders can vote by telephone, the Internet or mail, as described on your proxy card. Foreign stockholders, including Norwegian stockholders who hold their shares in the VPS System, may only vote by mail using the appropriate proxy card furnished to them in the enclosed envelope. If you are a beneficial stockholder, please refer to your proxy card or the information forwarded by your broker, bank or other holder of record to see what options are available to you.

In order to vote via telephone or on the Internet, please have in front of you your proxy card. A phone number and website address are contained on the relevant proxy card. Upon entering either the phone number or the Internet address, you will be instructed on how to proceed. If you vote by telephone or on the Internet Web site, please do not return your proxy card by mail. You also may vote by submitting a ballot in person if you attend the meeting unless you hold your shares in street name or a broker, bank or other nominee holds your shares, in which case you must bring with you a properly executed proxy card signed by such broker, bank or other nominee or fiduciary. However, we encourage you to vote by proxy card, or, if you qualify, by telephone or on the Internet even if you plan to attend the meeting.

Registration and seating will begin at 10:00 a.m. Eastern Time. All stockholders attending the meeting will be asked to present valid government-issued picture identification, such as a driver’s license or passport. Verification of stock ownership will be required at the meeting. If you own your shares in your own name or hold them through a broker, bank or other nominee (and can provide documentation showing ownership such as a letter or account statement from your broker, bank or other nominee) at the close of business on the Record Date (April 28, 2008), you will be permitted to attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards or, if properly voted by telephone or via the Internet in accordance with instructions, as indicated by such votes. If a signed proxy card is received which does not specify a vote or an abstention and is not revoked prior to exercise, the shares represented by that proxy card will be voted as recommended by the Board of Directors as follows:

FOR the election of the director nominees;

FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation; and

FOR the approval of the amendment of the Company’s 2004 Long Term Stock Incentive Plan to increase the number of shares of Common Stock issuable under the plan.

The Company does not anticipate, as of the date hereof, any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, to the extent allowed under Delaware law, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion. Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

Under Delaware law, the Company’s Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). This means that directors receiving the most number of “For” votes will be elected as directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Furthermore, with respect to the amendment of the Company’s Amended and Restated Certificate of Incorporation (Proposal 2), the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock is required for approval of the proposal and an abstention will result in a vote against the proposal. For each other item, including the amendment of the Company’s 2004 Long Term Stock Incentive Plan (Proposal 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” or, if properly voted as an abstention by telephone or via the Internet in accordance with instructions, with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, with respect to Proposals 2 and 3 an abstention will have the effect of a negative vote.

The Company requests that brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock forward this Proxy Statement and proxies to persons for whom they hold shares and obtain authorization for the execution of proxies. If shares are held in the name of a brokerage firm, bank or nominee, only the brokerage firm, bank or nominee can sign a proxy with respect to stockholders’ shares. Accordingly, such stockholder will not be able to vote their shares in person should they attend the meeting. Instead, the stockholder should contact the person responsible for their account and give instructions for a proxy representing their shares to be signed and voted as directed.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy card bearing a later date to the Corporate Secretary of the Company or, if permitted, a later-dated vote by telephone or via the Internet or (b) attending the Annual Meeting and voting by ballot in person. If you hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company has retained Georgeson Inc. in the United States and Gambit H & K AS in Norway to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay Georgeson Inc. the firm’s customary fees, expected to total approximately $47,000 plus expenses. The Company will pay Gambit H & K AS the firm’s customary fees plus expenses, although services in respect of solicitation are included in the annual fee of $78,000 payable to Gambit H & K AS for general investor relations services they provide to the Company. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

The Company’s Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2007 (“Annual Report”) is enclosed with this Proxy Statement for each stockholder.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of the Company’s directors expires at the 2008 Annual Meeting. A majority of the independent directors has nominated all five persons to be elected directors at the Annual Meeting to hold office until the next annual meeting of stockholders and until the election of their respective successors. All of the nominees are currently serving as directors and have indicated that they are willing and able to serve as directors.

Directors are elected by a plurality of votes cast at the meeting; any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority. All proxies received by the Board of Directors will be voted FOR the nominees listed below if no direction to the contrary is given. Each of the nominees has consented to serve if elected. In the event that any nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.

The nominees for director are Vincent McDonnell, Jeffrey Wilkins, Michael Ayre, Russ Hammond and Anthony Perry.

Biographical information regarding each nominee is set forth in the section entitled “Directors, Executive Officers and Corporate Governance — Management of the Company” below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL (Proposal 1)

PROPOSAL 2 — INCREASE OF AUTHORISED SHARE CAPITAL

On April 23, 2008, the Board of Directors approved conducting a proposed one for one rights offering to Common Stockholders (the “Offering”) at an exercise price of $0.10 per share. See the discussion below in the Section entitled “Background and Reasons for the Proposal”. As of April 28, 2008, the Company had 242,107,390 shares of Common Stock issued and outstanding. Assuming that shares reserved for issuance are issued pursuant to outstanding contractual commitments, options and warrants (see “Shares Reserved for Future Issuance” below for a discussion of shares reserved for issuance by the Company) and that the Offering is consummated as contemplated hereby and that the stockholders approve an amendment of the “2004 Plan” to increase the number of shares of Common Stock issuable under the 2004 Plan by an additional 17,500,000 shares, to an aggregate of 35,000,000 shares (see Proposal 3 below ) and further excluding any additional shares of Common Stock being issued to a standby underwriter that the Company may successfully secure to subscribe for unsubscribed shares in the Offering, then the Company shall require an additional 206,083,328 shares of Common Stock to be authorized for issuance and assuming the Offering is fully subscribed the Company shall have 706,083,328 shares of Common Stock issued and outstanding on a fully diluted basis. See “Shares Reserved for Future Issuance” and “Dilution” below.

Accordingly, the Board of Directors unanimously adopted a resolution authorizing an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the total number of the Company’s authorized shares of Common Stock from 500,000,000 shares to 1,000,000,000 shares, par value $0.10 per share. The proposed amendment is subject to approval by the Company’s stockholders.

The Common Stock, including the additional shares proposed for authorization, do not have pre-emptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. Thus, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders (see “Dilution” below). Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

The proposed amendment will modify the first sentence of paragraph (a) of Article Four of the Certificate to read as follows in its entirety:

“(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is one billion five million (1,005,000,000), consisting of:

(1) Five million (5,000,000) shares of Preferred Stock, par value ten cents ($0.10) per share (the “Preferred Stock”); and

(2) One billion (1,000,000,000) shares of common stock, par value ten cents ($0.10) per share (the “Common Stock”).”

The Company is currently authorized to issue 505,000,000 shares of capital stock, of which 500,000,000 are designated as Common Stock and 5,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 1,005,000,000 shares and the number of shares of Common Stock authorized to 1,000,000,000. The authorized shares of Common Stock were last increased by the stockholders at the Annual General Meeting in June 2007, when the number of shares was increased from 375,000,000 to 500,000,000 shares.

Shares Reserved for Future Issuance

As of April 28, 2008, 500,000,000 shares of Common Stock were authorized of which 242,107,390 shares of Common Stock were issued and outstanding leaving 257,892,610 currently authorized but unissued shares of common stock of which an aggregate of 67,118,548 shares have been reserved for future issuance: 45,270 shares in connection with the exchange of Exchangeable Shares previously issued by the Company in connection with an acquisition; 7,992,000 shares of Common Stock upon exercise of outstanding stock options granted under certain stock option plans; 34,911,111 shares issuable upon exercise of outstanding warrants; up to 8,732,667 reserved for issuance under our existing option plans; and up to 15,437,500 shares reserved for issuance in connection with certain existing contractual arrangements. No shares of capital stock were held by the Company as treasury stock and no shares of Preferred Stock were issued and outstanding.

Assuming that the Company’s stockholders approve the proposal to increase the total number of the Company’s authorized shares of Common Stock from 500,000,000 shares to 1,000,000,000 shares, par value $0.10 per share and approve an amendment of the 2004 Plan to increase the number of shares of Common Stock issuable under the 2004 Plan by an additional 17,500,000 shares, to an aggregate of 35,000,000 shares (see Proposal 3 below) and the Offering approved by the Board of Directors on April 23, 2008, at an exercise price of $0.10 per share, is consummated as contemplated hereby and further excluding any additional shares of Common Stock being issued to a standby underwriter that the Company may successfully secure to subscribe for unsubscribed shares in the Offering, then 484,214,780 shares of Common Stock would be issued and outstanding leaving 515,785,220 authorized but unissued shares of common stock of which an aggregate of 221,868,548 shares would be reserved for future issuance: 45,270 shares in connection with the exchange of Exchangeable Shares previously issued by the Company in connection with an acquisition; 7,992,000 shares of Common Stock upon exercise of outstanding stock options granted under certain stock option plans; 34,911,111 shares issuable upon exercise of outstanding warrants; up to 26,232,667 reserved for issuance under our existing option plans; and up to 152,687,500 shares reserved for issuance in connection with certain contractual arrangements (including conversion of the Notes). No shares of capital stock would be held by the Company as treasury stock and no shares of Preferred Stock would be issued and outstanding.

If the proposed amendment is adopted, it will become effective upon filing of the proposed amendment with the Delaware Secretary of State’s Office.

Background and Reasons for the Proposal

We currently have sufficient cash on hand to support our operations at current levels through the third quarter 2008. In order to continue our operations after the third quarter 2008 at current levels, and to fund our planned 2008 capital expenditure program, we need to raise substantial funds. Our strategic plan includes funding the development of the Company’s proven reserves at the Ninotsminda Field which we expect will significantly improve our revenues and cash flow in the short-term. Subject to financing being available, we would also target other potential reserves remaining both within and surrounding the main field area which have been identified as a result of an ongoing technical re-evaluation of the field. A combined production enhancement strategy for the Ninotsminda Field might include:

1. Drilling a new well into the undeveloped eastern part of the field. This would be a highly deviated well from the vicinity of the N98H surface location with up to two horizontal sections being completed in the Middle Eocene reservoir interval. The eastern part of the Ninotsminda Field has not been exploited because most of the area falls within an environmental protection zone where drilling is prohibited. The N98 horizontal well is the most easterly producing well on the field and, although not oriented in an optimal direction so as to best encounter the sub vertical fractures which are important for production, the well has produced approximately 510,000 barrels of oil to date and continues to produce at a steady rate of approximately 200 barrels of oil per day (bopd) with less than 1% water cut. More optimally oriented horizontal wells such as N4H and N100H1 initially tested at rates of approximately 2,000 bopd.

2. The use of new technology such as radial drilling to produce trapped oil from shallower reservoirs overlying the main Middle Eocene reservoir. Previous attempts to produce these zones using perforations were largely unsuccessful due to near well bore reservoir damage caused by unsuitable drilling fluids used in Soviet times. We believe that radial drilling could have the ability to reach beyond this damage and we are currently in discussion with a service provider both on the suitability and availability of this technology.

3. General workover activity such as the application of perforations to unproduced reservoir intervals and the use of water isolation techniques to suppress water flow and increase oil production.

4. Following the completion of testing operations at the Manavi 12 well, consideration may be given to mobilising CanArgo rig #2 to the N52 well, to complete the fishing operation commenced in 2007, add perforations to the reservoir interval and, if successful, put the well into production. This well was drilled in Soviet times, but never put into production due to operational problems. N52 is also located in the undeveloped eastern part of the Ninotsminda Field.

5. On the northern flank of the Ninotsminda Field is a potentially large accumulation of oil in the Oligocene interval which has been established by the N78 well. This well, drilled several years ago, initially tested oil at a rate of 1,074 bopd, but never produced at this high rate as a result of the incursion of water due to what is believed to be a poor cement bond behind the casing. A new vertical well to the west of N78 is being considered in order to better exploit this accumulation.

As a result of management’s discussions with major stockholders, creditors, and external financial advisors, we believe that a rights offering affords the best opportunity for the Company to raise finances to continue to fund our currently planned development activities in Georgia on our Ninotsminda Field and progress our strategy. Furthermore, management has had preliminary discussions with a potential investor which may be prepared to underwrite the Offering on a standby basis, subscribing for unsubscribed for shares at the subscription price, subject to the approval of the proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation by stockholders, the execution and delivery of mutually agreeable definitive legal agreements and other documentation and the satisfaction of certain other customary conditions, including, without limitation, the declaration of effectiveness of an appropriate registration statement under the Securities Act of 1933, as amended (“Securities Act”), registering the Offering under the Securities Act, as well as, the receipt of all other applicable regulatory and stock exchange approvals.

In the event stockholders fail to approve the amendment increasing the number of authorized shares of Common Stock the Company will be unable to conduct the Offering as planned and, in management’s view, the Company’s opportunities for raising additional capital needed to continue operations will be significantly reduced and, as described in the “Risk Factors” section of the Company’s Annual Report, the Company may be required to significantly curtail operations and to seek to dispose of assets, in either case with uncertain results.

Use of Proceeds

The Board of Directors currently intends to use the funds we expect to raise from the Offering (including any possible proceeds from a standby underwriting) principally to finance the Company’s activities in Georgia. The following table sets out the use of gross proceeds assuming that the Offering is fully subscribed based on a subscription price of $0.10 per share for an aggregate issuance of 242,107,390 shares, although it is expected that customary offering fees and expenses will be incurred:

Use of Proceeds from a Fully Subscribed Offering of Rights to Subscribe for 242,107,390 Shares
at $0.10 per share — $000’s

Production enhancement program at the Ninotsminda Field which may include:
— the drilling of a new well in the eastern part of the Field with up to two horizontal completions;	$12.0
— the drilling of a new vertical well on the northern flank of the Field;
— the evaluation of new technology such as radial drilling to produce trapped oil from shallower reservoirs overlying the main Field area; and
— general workover activity.
On-going evaluation of the Manavi 12 well with a focus on increasing oil production	$3.0
Progress farm-out strategy in respect of other exploration acreage	$1.0
Repayment of indebtedness(1)	$5.0
General business development and working capital (including payment of expenses of the Offering)	$3.2
Total	$24.2

(1)	The repayment of indebtedness would comprise payment of the Company’s outstanding Subordinated Notes, which have a maturity date of September 1, 2009 and currently incur interest at a rate of 10% per annum.

The foregoing table represents management’s current best estimate of the use of gross proceeds from the Offering (this does not take into consideration customary offering fees and expenses which would be normally expected to be incurred in connection with a registered public rights offering or any underwriting fees and expenses that may be incurred in connection with any standby underwriting). However, unforeseen or changing circumstances may alter the use and allocation of such proceeds.

In addition, the Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future business needs of the Company and to take advantage of future corporate opportunities. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company, at the discretion of the Board of Directors, without further authorization by vote of the stockholders unless applicable law or regulation or stock exchange requirements otherwise require such authorization. These shares may be issued for any proper corporate purpose including, without limitation, in addition to the proposed Offering discussed above, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; and attracting and retaining valuable employees and consultants by the issuance of additional stock, stock options or use of stock-based plans.

Although the Company may engage in the foregoing actions in the future, except for the issuance of additional stock options under the Company’s 2004 Long Term Stock Incentive Plan (see Proposal 3 below), the proposed Offering and the possible further sale of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to raise additional capital, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. As indicated in “Use of Proceeds” above, the Board of Directors would intend to use any funds raised from any such possible issuances to finance principally the Company’s existing and proposed activities in Georgia.

If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the next regularly scheduled meeting of stockholders in order to increase the authorized shares of Common Stock.

Dilution

The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company’s existing stockholders. As indicated in the Annual Report, the Company faces numerous risks. Among the most significant is its need for additional capital in order to implement its proposed business plan for 2008. It is the Board’s belief, however, that the proposed Offering presents the best alternative for stockholders since it permits stockholders to participate in financing the Company’s activities on the same basis that a third party financing source could be expected to provide funds to the Company but without existing stockholders suffering the same degree of dilution that a third party financing would create. As of April 28, 2008, the closing price of the Common Stock on The American Stock Exchange was $0.21. The proposed subscription price for shares in the Offering of $0.10 per share represents a 52% discount off such market price. In the event that the Offering is consummated as currently contemplated, under the terms of the Company’s outstanding Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 (“Subordinated Notes”) and the Company’s outstanding 12% Subordinated Convertible Guaranteed Notes due June 28, 2010 (“12% Subordinated Notes” and together with the Subordinated Notes, collectively, the “Notes”) the price at which the holders of the Notes would be entitled to convert Notes into shares of Common Stock as well as the exercise price of certain warrants to purchase shares of Common Stock issued in connection with the 12% Subordinated Note shall reset from a current price of $1.00 per share to the subscription price in the Offering of $0.10 per share resulting in a potential increase in the total number of shares of Common Stock issuable in connection with the conversion of such Notes and the exercise of such warrants from an aggregate of 48,861,111 million shares as at April 28, 2008 to 186,111,111 million shares of Common Stock.

Assuming that the Offering is consummated in full and such Notes are fully converted and such warrants are fully exercised at the reset conversion and exercise prices, and assuming that all other shares reserved for issuance are not issued pursuant to outstanding contractual commitments, options and warrants (see “Shares Reserved for Future Issuance” above for a discussion of shares reserved for issuance by the Company) and further excluding any additional shares of Common Stock being issued to a standby underwriter that the Company may successfully secure to subscribe for unsubscribed shares in the Offering, then there will be an aggregate of 670,325,891 shares of Common Stock issued and outstanding, an increase in 428,218,501 shares over the amount issued and outstanding as of April 28, 2008. The Company determined to conduct a rights offering to existing stockholders, as opposed to a public or private offering to third parties, in an attempt to reduce the potential dilution to existing stockholders any such offer to third parties would entail, assuming that the rights offering is fully subscribed for by stockholders. By way of illustration, our net tangible book value as of December 31, 2007 was approximately $37.9 million, or $0.16 per share of our Common Stock (based upon an aggregate of 242,107,390 shares outstanding as of December 31, 2007). Our net tangible book value per share represents the amount of our total tangible assets less the amount of total liabilities, divided by the number of shares of Common Stock outstanding. Dilution per share equals the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering and the pro forma net tangible book value per share of our Common Stock immediately after the Offering. Without giving effect to any changes in net tangible book value after December 31, 2007 other than sale of the shares in the Offering and receipt of the gross proceeds, although it is expected that customary offering fees and expenses will be incurred, therefrom, our net tangible book value at December 31, 2007 would have been approximately $62.1 million or $0.09 per share of Common Stock. Absent the purchase of the shares offered in the Offering by existing stockholders and assuming that the Company is successful in securing a standby underwriter to subscribe for unsubscribed shares, this would represent an immediate decrease in net tangible book value of $.07 per share of Common Stock held by existing stockholders and an immediate dilution of $0.01 per share to the standby underwriter purchasing unsubscribed shares. If the Offering is fully subscribed for by existing stockholders they would suffer an immediate decrease in net tangible book value of $.07 per share of Common Stock held by them. The foregoing assumes no exercise of any outstanding options or warrants or issuances of Common Stock pursuant to existing contractual arrangements including upon conversion of the Notes. To the extent such options and warrants are exercised or additional shares are issued pursuant to such contractual arrangements there will be further dilution to stockholders.

Set forth below is a table illustrating the effective dilution to stockholders assuming a fully subscribed for Offering of 242,107,390 shares at the subscription price of $0.10 per share.

$ Per Share

Subscription price	$0.10
Net tangible book value per share prior to Offering	$0.16
Decrease per share attributable to the Offering	$(0.07)
Pro forma net tangible book value per share after the Offering	$0.09
Dilution in pro forma net tangible book value per share to purchasers	$.0.01

The foregoing discussion of the possible Offering, the background and reasons for the Proposal, the use of proceeds from the Offering, the potential dilution that may be incurred by stockholders as a result of the Offering and related matters does not constitute an offer to sell or a solicitation of an offer to purchase any securities by the Company which offer can only be made pursuant to an effective registration statement filed pursuant to the Securities Act and in compliance with all other applicable securities laws and stock exchange rules and regulations.

Change of Control

Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company’s authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is required for approval of this amendment to the Certificate to increase the Company’s authorized shares of Common Stock. An abstention will, accordingly, result in a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF THIS PROPOSAL (Proposal 2)

Forward Looking Statements

The foregoing discussion, including, without limitation, regarding the proposed Offering, the future plans of the Company, and the descriptions set forth in “Background and Reasons for the Proposal” and “Use of Proceeds” above, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, the words “estimate,” “project,” “anticipate,” “expect,” “intend,” “believe,” “hope,” “may” and similar expressions, as well as “will,” “could,” “shall” and other indications of future tense, are intended to identify forward-looking statements. The forward-looking statements are based on our current expectations and speak only as of the date made. These forward-looking statements involve risks, uncertainties and other factors that in some cases have affected our historical results and could cause actual results in the future to differ significantly from the results anticipated in forward-looking statements made in this Proxy Statement. Important factors that could cause such a difference are discussed in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report accompanying this Proxy Statement and stockholders are urged to review the information set forth therein. You are cautioned not to place undue reliance on the forward-looking statements.

Although we believe our expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to have been correct.

In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements might not occur. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 3 — APPROVAL OF AMENDMENT OF THE 2004 LONG TERM STOCK INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN

At the Annual Meeting, the stockholders of the Company will be asked to approve an amendment of the 2004 Long Term Stock Incentive Plan (the “2004 Plan”) to increase the number of shares of Common Stock issuable under the 2004 Plan by an additional 17,500,000 shares, to an aggregate of 35,000,000 shares. The 2004 Plan was adopted by the Board of Directors in May 2004 and it became effective on May 18, 2004 upon approval of the stockholders at the 2004 Annual Meeting and originally authorized the issuance of up to 10,000,000 shares of Common Stock. The 2004 Plan was subsequently amended with the approval of stockholders at the 2006 Annual Meeting to increase the number of shares of Common Stock issuable thereunder to 17,500,000 shares.

On April 23, 2008, the Board approved an amendment of the 2004 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 2004 Plan by 17,500,000 shares, to a total of 35,000,000 shares. The Board of Directors adopted this amendment because it believes that:

•	additional shares are necessary to attract new employees and executives;

•	additional shares are needed to further the goal of retaining and motivating existing personnel; and

•	the issuance of options to our employees is an integral component of the Company’s compensation policy.

As of April 23, 2008, awards (net of canceled awards) covering an aggregate of 8,917,000 shares of Common Stock had been granted under the 2004 Plan. A total of 8,583,000 shares of Common Stock (plus any shares that might in the future be returned to the 2004 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2004 Plan.

Assuming that stockholders approve an amendment of the “2004 Plan” to increase the number of shares of Common Stock issuable under the 2004 Plan by an additional 17,500,000 shares, to an aggregate of 35,000,000 shares, a total of 26,083,000 shares of Common Stock (plus any shares that might in the future be returned to the 2004 Plan as a result of cancellations or expiration of awards) would remain available for future grant under the 2004 Plan.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of this amendment to the 2004 Plan to increase the number of shares of Common Stock issuable under the plan. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL (Proposal 3).

Summary of the 2004 Plan

A copy of the 2004 Plan, as currently in effect, is attached to this Proxy Statement as Annex I. The following description of the 2004 Plan is a summary and so is qualified by reference to the complete text of the 2004 Plan.

General

The purpose of the 2004 Plan is to help the Company and its subsidiaries hire and keep directors, consultants, officers and other employees of outstanding ability and to motivate employees to exert their best efforts on behalf of the Company and its subsidiaries. In addition, the Company expects to benefit from the added interest which the awardees will have in the Company’s welfare as a result of their ownership or increased ownership of the Company’s Common Stock.

Options and other awards authorized under the 2004 Plan include:

•	incentive stock options (“ISOs”) which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	stock options which are “non-qualified” for federal income tax purposes (“NQOs”), to which the provisions of the Code pertaining to ISOs do not apply;

•	restricted stock awards, which are awards of stock that are subject to forfeiture in the event of premature termination of employment, our failure to meet certain performance objectives, or other conditions;

•	stock appreciation rights (“SARs”), which enable a recipient to profit immediately from the difference between the exercise price of an option and the fair market value of the stock;

•	deferred stock awards, which are awards of stock that are not distributed to the awardee until after a specified deferral period; and

•	other stock-based awards permitted under the 2004 Plan (including, but not limited to, performance shares and convertible debentures).

Each award described above is referred to in this Proxy Statement as an “Award”, and all such awards are collectively referred to in this Proxy Statement as “Awards” and individuals receiving Awards are referred to as “Awardees”.

The 2004 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration

The 2004 Plan is administered by the Compensation Committee (or such other committee established by the Board), which consists of at least two directors, appointed by the Board, who are “Non-Employee Directors” as defined by the SEC under Rule 16b-3 of the Securities Exchange Act of 1934.

The term of office of the Compensation Committee members is fixed from time to time by the Board of Directors. The Board may from time to time remove members from the Compensation Committee, with or without cause, or add members to the Compensation Committee. Vacancies in the Compensation Committee, however caused, will be filled by the Board.

Subject to the express terms and conditions of the 2004 Plan, the Compensation Committee has full power to make Awards, to construe or interpret the 2004 Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. Except as otherwise provided in the 2004 Plan, the Compensation Committee may also determine which persons shall be granted Awards, the nature of the Awards granted, the number of shares subject to Awards and the time at which Awards shall be made. Such determinations are final and binding.

Amount of Stock Available Under the 2004 Plan.

The only class of stock subject to an Award is Common Stock. The maximum number of shares of Common Stock with respect to which Awards may be granted is currently 8,583,000 shares. Assuming that stockholders approve an amendment of the “2004 Plan” to increase the number of shares of Common Stock issuable under the 2004 Plan by an additional 17,500,000 shares, to an aggregate of 35,000,000 shares, the maximum number of shares of Common Stock with respect to which Awards may be granted would increase to 26,083,000 shares. However, these numbers are subject to adjustment in the event of a recapitalization, reorganization or similar event. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Awardee in any year under the 2004 Plan is 5,000,000 shares.

Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares represented by Awards which are cancelled, forfeited, terminated or expire unexercised will again be available for grants and issuance under the 2004 Plan.

Eligibility.

Persons eligible for Awards under the 2004 Plan are limited to directors, consultants, officers and other key employees of the Company and our subsidiaries who are responsible for the management, growth, profitability and protection of the business of the Company and our subsidiaries (“Eligible Persons”). The Compensation Committee selects who will receive Awards and the amount and nature of such Awards.

As of April 23, 2008, options over a total of 8,917,000 shares of Common Stock had been granted under the 2004 Plan of which options to purchase 7,147,000 shares were outstanding and options over a further 8,583,000 shares of Common Stock remained available for future grant. Assuming that stockholders approve an amendment of the “2004 Plan” to increase the number of shares of Common Stock issuable under the 2004 Plan by an additional 17,500,000 shares, to an aggregate of 35,000,000 shares, the maximum number of shares of Common Stock with respect to which Awards may be granted would increase to 26,083,000 shares. All outstanding options were held by employees and consultants. As of April 28, 2008, the intrinsic value of all shares of Common Stock subject to outstanding options under the 2004 Plan was $nil based on the closing sale price of $0.21 for the Company’s Common Stock as reported on The American Stock Exchange Composite Tape on such date.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event that our outstanding shares of Common Stock are increased, decreased or changed or converted into other securities by reason of merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend or other change in our corporate structure affecting the stock, the number of shares that may be delivered under the 2004 Plan and the number and/or the option price of shares subject to outstanding options and any other Awards under the 2004 Plan may be adjusted at the sole discretion of the Compensation Committee to the extent that the Compensation Committee determines to be appropriate; provided, however, that the number of shares subject to any Awards will always be a whole number, and provided further that, in the case of ISOs, no such adjustment will be authorized to the extent that it would constitute a “modification” as defined in Section 424(h)(3) of the Code or would cause the 2004 Plan to violate Section 422(b)(1) of the Code or any successor provision thereto. The adjusted option price will also be used to determine the amount payable to us upon the exercise of any SARs associated with any option.

Amendment and Termination of the 2004 Plan

The 2004 Plan will expire on May 17, 2014, but the Board of Directors may terminate the 2004 Plan at any time prior to that date and Awards granted prior to such termination may extend beyond such date. Termination of the 2004 Plan will not alter or impair, without the consent of the optionee or grantee, any of the rights or obligations of any Award made under the 2004 Plan.

The Board may from time to time alter, amend, suspend or discontinue the 2004 Plan. However, no such action of the Board may alter the provisions of the 2004 Plan so as to alter any outstanding Awards to the detriment of an Awardee without such Awardee’s consent, and no amendment to the 2004 Plan may be made without stockholder approval if such amendment would materially increase the benefits to the Awardees in the 2004 Plan, materially increase the number of shares issuable under the 2004 Plan, reduce below 100% (110% in the case of a 10% owner) of the fair market value on the date of grant the price per share of which any option may be granted, extend the terms of the 2004 Plan or the period during which options may be granted or exercised or materially modify requirements as to eligibility to participate in the 2004 Plan.

Stock Options

Option Price.  The Compensation Committee shall determine the option price of all NQOs and all ISOs; provided however, that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted and provided further that, in the case of an Awardee who owns more than 10% of our issued and outstanding stock on the date of grant, the option price of an ISO shall be at least 110% of the fair market value of the Common Stock on the date the option is granted. The aggregate fair market value of the Common Stock with respect to which an ISO is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

Option Term.  The Compensation Committee shall determine the expiration date of each Option; provided, however, that no ISO shall be exercisable after the expiration of five years and one day from the date the option was granted, unless the Option term is extended by the Compensation Committee but not to extend beyond ten years, and provided further that ISOs granted to employees who are 10% owners on the date of grant shall expire no later than five years from the date of grant. Options may terminate earlier as provided elsewhere in the 2004 Plan.

Exercisability of Options.  Stock options shall be exercisable at such time or times as determined by the Compensation Committee at or subsequent to the date of grant; provided, however, from and after a Change of Control (as defined in the 2004 Plan) all stock options shall become immediately exercisable to the full extent of the Award. Options granted under the 2004 Plan are subject to provisions regarding acceleration of exercise in the event of a Change of Control, including exercise by officers, directors and 10% owners, and termination of employment due to retirement, death, disability, termination without cause and voluntary termination with our consent.

Method of Exercise.  Options may be exercised, in whole or in part, by giving us written notice of exercise specifying the optionee’s election to purchase shares subject to the options. Upon exercise of Options and payment of the exercise price, we will issue shares out of the amount so authorized under the 2004 Plan. The exercise price of an Option shall be paid for in full (i) with cash (either by certified or bank check), or (ii) at the sole discretion of the Compensation Committee, at the equivalent fair market value of shares of unrestricted Common Stock already owned by the optionee, properly endorsed, or (iii) in the case of NQOs and at the sole discretion of the Compensation Committee, at the equivalent fair market value of restricted Common Stock already owned by the optionee, or deferred stock subject to an Award under our Plans, or (iv) in accordance with other methods determined by the Compensation Committee or the Board. The Compensation Committee may require any person entitled to receive payment in respect of an Award to remit to us prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements.

Unless the Compensation Committee determines otherwise at the time of grant, during the 60-day period after a Change of Control, and only with respect to Options that are unaccompanied by an SAR, each optionee (other than (i) a member of the Compensation Committee or (ii) an optionee who initiated a Change of Control in a capacity other than as one of our officers or directors) has the right to elect, by giving us written notice, to surrender all or part of the Option to us and to receive in cash (in lieu of exercising the Option) an amount equal to the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price per share under the Option multiplied by the number of shares of Common Stock granted under the Option as to which such right is exercised.

However, any officer, director or 10% owner of our capital stock (collectively, an “Insider”) may only settle such right pursuant to an irrevocable election to settle the right no earlier than six months after the date of such election, provided that the Change of Control transaction was approved by our stockholders (excluding Insider stockholders).

The fair market value of the Common Stock attributable to any such right associated with an ISO is calculated on the same basis of determining the fair market value on the date of exercise of the ISO. The fair market value of the Common Stock attributable to any such right associated with an NQO is the higher of (i) the highest reported sale price of our Common Stock on The American Stock Exchange (or other exchange or market in which our stock is then being traded) for the 60-day period preceding the Change of Control and (ii) the highest per share price paid in any Change of Control transaction.

Restrictions on Transferability.  The Compensation Committee, in its absolute discretion, may impose such restrictions on the transferability of the Options granted under the 2004 Plan as it deems appropriate. Any such restrictions must be set forth in the Stock Option Agreement with respect to such Options and may be referred to on the certificates evidencing shares issued pursuant to an Award. ISOs may not be transferred by an optionee other than by will or by laws of descent and distribution.

Effect of Termination of Employment, Death, Retirement or Permanent Disability.  Except as hereinafter provided, every Option granted pursuant to the 2004 Plan shall terminate on the earlier to occur of (i) the fixed expiration date set forth in the Option Agreement; and (ii) (a) if an employee ceases to be employed by us by reason of retirement or permanent disability, then 12 months after such cessation of employment, to the extent that the employee was entitled to exercise it on the date of his cessation of employment, or (b) if an employee dies while employed by us or within 18 months of his termination of employment by reason of retirement or permanent disability, then by his legal representative at any time within 18 months after his death in the event the optionee died while employed by us or within 18 months of his death in the event the optionee died after retirement or permanent disability, or (c) a date determined by the Compensation Committee. After the date of such termination, such Option exercises may only be made for the full number of shares subject to the Option.

If an optionee’s relationship or employment by us terminates for any reason other than death, permanent disability or retirement, every Option granted to the optionee pursuant to the 2004 Plan shall terminate effective as of the termination date. If such employment is terminated by our action (other than for reason of willful violation by the optionee of our rules), or by voluntary resignation of the optionee, in either case within six months following a Change of Control, Options held by such optionee may be exercised in full until the earlier of their expiration in accordance with their terms and three months and one day from such termination, or at the discretion of the Compensation Committee. Transfers of employees among our affiliates and authorized leaves of absence are not deemed terminations of employment.

If an optionee holding ISOs does not exercise the Option within three months after termination of such optionee’s employment (one year if such optionee’s employment was terminated due to disability) the Option shall cease to be an ISO and shall be treated as an NQO for federal income tax purposes. In the event that an optionee’s employment is terminated by reason of such optionee’s death any ISOs shall continue to be treated as ISOs regardless of when they are exercised.

Option Buyout or Repricing.  The Compensation Committee may at any time offer to repurchase an Option or to reprice an Option (other than outstanding ISOs and subject to the receipt of shareholder approval if required under the 2004 Plan, stock exchange requirements or under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), based on such terms and conditions as the Compensation Committee shall establish at the time of such offer.

Stock Appreciation Rights

Grant and Exercise.  SARs enable a recipient to profit immediately from the disparity between the exercise price of the option and the fair market value of the stock. SARs may be granted as part of an Award (i) in the case of an NQO, at the time of the grant or thereafter, and (ii) in the case of an ISO, at the time of the grant only. SARs generally terminate upon the exercise of the related option and, unless exercised in connection with the death or permanent disability of the participant, are subject to the exercise conditions imposed on Insiders by Section 16 of the Securities Exchange Act of 1934, as amended. SARs granted in connection with ISOs may be exercised only when the market price of the stock subject to the ISO exceeds the option price of the ISO.

Method of Exercise.  Upon exercise of the SAR, the optionee shall receive in cash or stock, as determined by the Compensation Committee, the difference between the fair market value of the stock at the time of exercise and the exercise price of the option, multiplied by the number of shares in respect of which the SAR has been exercised. However, for sixty days following a Change of Control, an SAR unaccompanied by an ISO shall be valued at the higher of (a) the highest reported sales price on The American Stock Exchange (or in such other market as our stock may then be traded) and (b) the highest price paid per share of our stock in such Change of Control transaction.

Restricted Stock, Deferred Stock and Other Stock Based Awards

Grant.  The Compensation Committee may, at its discretion, award to a recipient either restricted stock, deferred stock or other stock based awards (collectively, the “Stock Awards”). The Stock Awards will be evidenced by an agreement and provide that the stock subject to the Stock Award is not transferable for a specified period, or, in the case of an Award of deferred stock, not issuable for a specified period. In the case of a deferred stock Award, the Compensation Committee may require a minimum payment at the end of the restrictive period or completion of a specified performance period and, in the event of a Change of Control, Stock Awards will be immediately issued to the recipient. Each recipient of a Stock Award will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. Subject to the provisions of the 2004 Plan and each agreement, each recipient of the Stock Award will be entitled to receive currently or on a deferred basis, interest or dividends, or equivalents thereof, with respect to such Award and the Compensation Committee may provide that such amounts shall be deemed to be reinvested in additional stock or otherwise reinvested. Any stock based Award shall be issued for no cash consideration and any underlying securities of such Award shall be priced at no less than 50% of the fair market value of the stock on the date of grant.

If the recipient of a Stock Award ceases to be an employee for any reason, then the Stock Award is subject to forfeiture, except as provided in the particular agreement and except as such forfeiture may be waived by the Compensation Committee when it, at its discretion, determines that such waiver is in our best interests.

In the event of an Awardee’s retirement, permanent disability or death, or in cases of special circumstances, the Compensation Committee may waive any or all of the remaining restrictions and limitations imposed under the 2004 Plan with respect to any Stock Awards.

Restrictions on Transferability.  Shares of restricted stock and deferred stock Awards may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as the stated restrictions, or deferral period, as the case may be, lapse. The Compensation Committee, at its absolute discretion, may impose such restrictions on the transferability of the Stock Awards granted in the 2004 Plan as it deems appropriate. Any such restrictions shall be set forth in the Stock Option Agreement with respect to such Stock Awards and may be referred to on the certificates evidencing shares issued pursuant to any such Stock Award. Shares of restricted stock will be evidenced by a certificate that bears a restrictive legend.

U.S. Federal Income Tax Consequences of the 2004 Plan

The following discussion is a summary of the U.S. Federal income tax consequences to recipients of Awards who are citizens or residents of the U.S. or who are granted Awards with respect to the performance of services in the U.S. and to us with respect to Awards granted under the 2004 Plan. The 2004 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Incentive Stock Options (ISOs).  No income is generally recognized by an optionee when an ISO is granted or exercised. If the stock obtained upon exercise of an ISO is sold more than one year after exercise and two years after grant, the difference between the option price and the amount realized on the sale will be treated as long-term capital gain. We are not entitled to a deduction as a result of the grant or exercise of an ISO or the sale of the stock acquired upon exercise thereof if the stock is held by the optionee for the requisite periods.

If, however, the stock acquired upon exercise of an ISO is sold less than one year after exercise or less than two years after grant, the lesser of (i) the difference between the fair market value on the date of exercise and the option price or (ii) the difference between the amount realized on the sale and the option price will be treated as ordinary income, and we will be entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, will be treated as long-term or short-term capital gain, depending on the length of time the stock is held.

The excess of the fair market value of the stock over the option price on the date of exercise of an ISO will constitute an adjustment for alternative minimum tax purposes which may result in the optionee being subject to the alternative minimum tax.

Nonqualified Stock Options (NQOs).  No income is recognized by an optionee when an NQO is granted. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in the amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. We will be required to withhold tax thereon and will be entitled to a deduction at the same time and in an amount corresponding to such difference. The optionee’s basis in the Common Stock acquired upon exercise of an NQO will be equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as capital gain or loss.

$100,000 Exercise Limitation for ISOs.  If the aggregate fair market value of stock (determined at the date of grant) with respect to which ISOs granted after December 31, 1986 become exercisable, whether by passing of an anniversary date, acceleration or otherwise, during any one calendar year exceeds $100,000, the excess will be treated for tax purposes as NQOs, with options being taken into account therefor in the order of grant.

Payment with Common Stock.  The 2004 Plan allows an optionee to deliver Common Stock that such optionee already owns in payment of the option price. For any shares of Common Stock so exchanged, an amount equal to the fair market value thereof on the date tendered will be credited against the option price. In general, an optionee will not recognize gain with respect to any shares delivered to us in exchange for new shares acquired in the exercise of an Option.

In the event Common Stock is used to pay the option price for an NQO, gain or loss will not be recognized in connection with such exchange to the extent that the number of shares of stock received on exercise does not exceed the number of shares of stock surrendered. The optionee’s basis in the new shares will be equal to the basis of the stock surrendered and the holding period thereof will include the holding period of the shares exchanged. The fair market value of any additional shares received upon exercise of an NQO in exchange for stock (less any cash or other property paid in connection with the exercise) will constitute compensation to the optionee taxable as ordinary income. The optionee’s basis in these additional shares will be equal to the amount of compensation included in income plus any cash or value of other property paid upon exercise, and the holding period therefor will begin on the date of the exchange.

In the event Common Stock is used to pay the option price for an ISO, gain or loss normally will not be recognized in connection with such exchange. To the extent that the number of shares of stock received on exercise does not exceed the number of shares surrendered, proposed Treasury Regulations provide that the optionee’s basis in these shares will be equal to the basis of the stock surrendered and, except as provided below, has the same holding period as the stock surrendered. To the extent the optionee receives a number of shares in excess of the number of shares surrendered, the optionee’s basis in such additional shares will be zero (plus any gain recognized and any cash paid in connection with the exercise) and the holding period for such additional shares will begin on the date of such exchange.

If Common Stock acquired upon the exercise of an ISO is delivered in payment of the option price upon the exercise of a second ISO before the stock was held for the requisite holding period, then the stock so delivered will not be eligible for tax-free treatment in the exchange, but instead the optionee generally will be required to recognize ordinary income at the time such stock is delivered as described above under “Incentive Stock Options.”

There are special complex rules relating to the allocation of basis and the holding period of ISO stock acquired by payment with previously held Common Stock. For example, the disposition of such shares prior to the end of the required holding period may result in a greater portion of the proceeds of disposition being treated as ordinary compensation income than might otherwise be expected.

Stock Appreciation Rights (SARs).  No tax is imposed on an optionee pursuant to a grant of an SAR. Upon exercise of an SAR, the optionee will recognize ordinary income equal to the amount of cash he receives, and we will be entitled to a compensation deduction. SAR payments are wages subject to withholding at the regular withholding rates applicable to the optionee’s salary income. For a salaried optionee, the amount received upon settlement of an SAR is a “supplemental wage payment” subject to a flat 25% withholding obligation (35% with respect to supplemental wage payments in excess of $1,000,000).

Temporary and Proposed Treasury Regulations provide that an alternative right to receive a taxable cash payment for the cancellation or surrender of an ISO does not disqualify the Option as an ISO if the exercise of the right has the same economic and tax consequences as the exercise of the Option followed by the immediate sale of the underlying shares. Accordingly, the grant of an SAR linked to an ISO under the 2004 Plan will not cause the ISO to lose its preferential tax treatment because the SAR will result in the same economic and income tax consequences to the optionee as if the optionee had exercised the ISO and sold the stock received upon exercising the ISO.

Restricted Stock.  Restricted Stock awarded to an Awardee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeitability) imposed by the Compensation Committee. In general, the receipt of Restricted Stock will not result in the recognition of income by an Awardee until such time as the shares are either not forfeitable or are freely transferable. Upon the lapse of such restrictions, the Awardee will be required to include as ordinary income the difference between the amount paid for the Restricted Stock, if any, and the fair market value of such stock on the date the restrictions lapse and we will be entitled to a corresponding deduction. In addition, any dividends paid with respect to the Restricted Stock prior to the lapse of the restrictions will be treated as compensation income by the Awardee and will be deductible by us. Awardees receiving Restricted Stock Awards may elect to include the value of such stock (less any amounts paid for such stock) as ordinary income at the time the Award is made. Awardees making this election would treat any gain or loss realized on a sale of the Restricted Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Restricted Stock pursuant to the restrictions imposed by the Compensation Committee.

Deferred Stock.  Deferred Stock awarded to an Awardee will not be delivered to the Awardee until after a specified period of time (the “Deferral Period”). Upon delivery of the shares after the Deferral Period, the Awardee may be required to make a minimum payment for the shares and/or the shares may be subject to restrictions similar to those imposed on Restricted Stock Awards. In general, an Awardee will be required to include the Deferred Stock Award as compensation income (and we will receive a deduction) at the earliest time such shares have been delivered and are freely transferable or are no longer subject to a substantial risk of forfeiture. The amount of compensation income (and our deduction) will be the difference between the amount paid for the Deferred Stock, if any, and the fair market value of the Deferred Stock at the time such restrictions lapse. Any dividends paid with respect to the Deferred Stock prior to the time that the Awardee has included such stock as compensation income will be treated as additional compensation income and will be deductible by us. Awardees receiving a Deferred Stock Award may elect to include the value of such stock (less any amount paid for such stock) as compensation at the time the Award is made. Awardees making this election would treat any gain or loss realized on a sale of the Deferred Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Deferred Stock pursuant to the restrictions imposed by the Compensation Committee.

Other Stock Based Awards.  The Compensation Committee may issue other stock based Awards, including performance shares and convertible debentures. These Awards may be subject to such restrictions as may be imposed by the Compensation Committee. In general, Awardees receiving such Awards will be required to include the fair market value of the Award in income as additional compensation on the date that the Award becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and we will be entitled to a corresponding deduction.

In view of the complexity of the tax aspects of transactions involving the grant and exercise of ISOs, NQOs, and SARs, and the receipt and disposition of shares of Common Stock in connection with those and other Awards under the 2004 Plan, and because the impact of taxes will vary depending on individual circumstances, each Awardee receiving an Award under the 2004 Plan should consult their own tax advisor to determine the tax consequences in such Awardee’s particular circumstances.

Cap on Company Deductions for Certain Compensation.  Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a cap on deductibility by the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the corporation or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Although certain stock-based compensation can qualify for this performance-based exception, Awards granted under the 2004 Plan do not qualify.

Section 409A.  Under section 409A of the Code, deferred compensation earned by employees subject to tax in the U.S. that is not in compliance with section 409A is subject to immediate tax at the regular tax rates applicable to ordinary income and to an additional tax equal to 20 percent of the amount of income required to be included under section 409A. Section 409A imposes a number of limitations on the ability to pay deferred compensation, including prohibiting acceleration of the deferred compensation, limiting the events that may trigger a payment of deferred compensation, limiting the ability to make subsequent deferrals of compensation that been deferred, and requiring that certain payments of deferred compensation to “specified employees” be delayed for at least six month after termination of employment.

The 2004 Plan has not been amended to comply with section 409A. Accordingly, certain types of Awards that constitute deferred compensation subject to section 409A will not be eligible for deferral and will be immediately included as income by any employees who are subject to tax in the U.S. and will be subject to the additional 20% tax described above. Currently, the Company has no employees who are subject to tax in the U.S. Accordingly, section 409A should have no effect on Awards made under the 2004 Plan.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Management of the Company

The members of the Board of Directors and the Executive Officers of the Company are identified below:

Name	Age	Positions Held

Vincent McDonnell	49	Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer and Director
Jeffrey Wilkins	45	Chief Financial Officer, Corporate Secretary and Director
Michael Ayre(1)(2)	51	Director
Russ Hammond(1)(2)	66	Director
Anthony Perry(1)	72	Director

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

Executive Officers and Directors

Vincent McDonnell, a resident of the United Kingdom, was elected a Director of the Company on May 2, 2003. He served the Company as Chief Financial Officer from September 23, 2002 to May 6, 2005; since May 6, 2005 he has held the position of Chief Operating Officer; since August 1, 2006 he has held the position of President, and since February 7, 2008 he has held the position of Chairman of the Board. Prior thereto, he served the Company as Chief Commercial Officer from April 2001 and Commercial Manager from December 2000. Prior to joining the Company, he was an independent oil and gas consultant from May 1999 until October 2000. From 1994 until April 1999, Mr. McDonnell served as Commercial Manager of JKX Oil & Gas plc working in countries of the former Soviet Union including Georgia. Prior to 1994, Mr. McDonnell worked in various business, commercial and technical roles with a number of companies, including Mobil North Sea Limited and Britoil plc. He holds a B.Sc (Hons.) degree in Geology, a M.Sc. degree in Geophysics and an MBA.

Jeffrey Wilkins, a resident of the United Kingdom, was appointed Chief Financial Officer on August 1, 2006. On September 24, 2007, he was elected a Director and since February 11, 2008 has held the position of Corporate Secretary. Mr. Wilkins had served as the Company’s Financial Controller from April 2001 until his appointment as the Company’s Chief Financial Officer. Prior to his appointment as the Company’s Financial Controller, he held various European finance positions for Fisher-Rosemount, part of Emerson Electric Company, between 1995 and 1999 and then up to joining the Company was European Financial Accountant for Dialog, a business of The Thomson Corporation. Mr. Wilkins is a Chartered Management Accountant with a joint degree in Economics and Politics from the University of Bath.

Michael Ayre, a resident of Guernsey, was elected a Director of the Company on March 5, 2004. He is currently Managing Director of Mees Pierson Reads, a trust management and financial advisory company. He was previously employed from 1983 to 1987 in the London office of Touche Ross & Co (now Deloitte), and the Guernsey office from 1981 to 1983 of Peat Marwick Mitchell (now KPMG). Mr. Ayre is a member of the Chartered Association of Certified Accountants and the Chartered Institute of Taxation. He was formerly a non-employee director of Woolwich Guernsey Limited and is currently a non-employee director of the Guernsey subsidiaries of Unigestion, a Swiss fund management group and also CPC Group Limited, a privately owned Guernsey Company, engaged in property development where he is the non-employee Chairman.

Russ Hammond, a resident of the United Kingdom, was elected a Director of the Company on July 15, 1998. He has also served as a Director of the Company’s subsidiary, CanArgo Oil & Gas Inc., since June 1997. Although retired, Mr. Hammond has over the past five years been an investment advisor to Provincial Securities Limited, a private investment company. Mr. Hammond has been Chairman of Terrenex Acquisition Corporation, an oil and gas and joint venture company, since 1992 and a Non Executive Director of Questerre Energy Inc., an oil and gas exploration and production company, since 2000. In June 2003, Mr. Hammond was awarded with the Order of Honour for services to the Georgian hydrocarbon extraction industry.

Anthony Perry, a resident of the United Kingdom, was elected a Director of the Company on April 1, 2008. He is a Chartered Engineer and a Distinguished Member of the Society of Petroleum Engineers (SPE) and is a Board Member and former Chairman of the London section of the SPE. Mr. Perry began his career as a Petroleum Engineer with Ultramar and a subsidiary of Gulf Oil Company in Venezuela. From 1970 to 1978, he worked for a subsidiary of British Petroleum in Abu Dhabi, ultimately as Chief Petroleum Engineer. During the period 1970 to 1983, he held the position of Manager of Petroleum Engineering at BP Petroleum Development (UK) Ltd. which was a period of major expansion for BP in the North Sea. Later he went on to become Manager of Operations at Texas Eastern North Sea Inc. before taking up senior management positions at Mobil North Sea Limited as commercial co-ordinator, joint venture co-ordinator and secretary of the Mobil North Sea management council. From 2000 to 2005, Mr. Perry was Chairman of Oilfield Production Consultants (OPC) Limited, a petroleum and reservoir engineering consultancy. Mr. Perry has a B.Sc. degree in Geology from Bristol University and a Diploma of Imperial College London in Petroleum Reservoir Engineering.

The current term of office of all of the Company’s directors expires at the Annual Meeting. A majority of the independent directors has nominated all five persons to be elected directors at the Annual Meeting to hold office until the annual meeting of stockholders in 2009 and until their successors are elected and qualified. All directors will hold office until the Annual Meeting of Stockholders at which their terms expire and the election and qualification of their successors.

There are no family relationships among any of the Company’s directors or executive officers.

Director Nomination

General.  The Board does not have a nominating committee. The functions of the nominating committee are performed by a majority of the independent directors who consider candidates for Board membership suggested by Board members, as well as management and stockholders and make recommendations for the Board’s selection. The Board may also retain a third-party executive search firm from time to time if it believes such engagement is advisable in order to identify suitable candidates.

Stockholder Nominees.  A stockholder who wishes to recommend a prospective nominee for the Board should notify any independent director in writing with whatever supporting material the stockholder considers appropriate, including (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Company’s proxy statement for its annual meeting of stockholders as a nominee and to serving as a director (if elected)); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. A stockholder nomination should be submitted in the timeframe described in the Bylaws of the Company.

Process for Identifying and Evaluating Nominees.  Once the independent directors have identified a prospective nominee, the Board makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines, in consultation with the independent directors and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Board. The Board then evaluates the prospective nominee against the following standards and qualifications, including:

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, customers and communities in which the Company operates.

The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee and technical expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and will conduct an interview, if warranted, with one or more members of the Board, and others, including members of management, as appropriate. After completing this evaluation and interview, the Board determines the nominees after considering the recommendations and views of the directors and others as appropriate. The Board has adopted resolutions addressing the nominations process and such related matters as may be required under U.S. federal securities laws and the rules of The American Stock Exchange, Inc. (the “AMEX”) and the Oslo Stock Exchange. A copy of the resolutions is available on the Company’s website (www.canargo.com).

To date, the Company has never received a proposal from a stockholder to nominate a director. Although the Company has not adopted a formal policy with respect to stockholder nominees, the directors expect that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Process for Determining which Directors are Considered Independent.  On April 21, 2004, the Company’s Common Stock began trading on the AMEX. In connection with its Common Stock listing, the Company became subject to the listing standards adopted by the AMEX. The full text of the AMEX requirements can be found on its website (www.amex.com).

Pursuant to AMEX and Securities and Exchange Commission (“SEC”) requirements, the Board undertook its annual review of director independence in April 2008. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the AMEX and SEC requirements, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that, other than Vincent McDonnell and Jeffrey Wilkins, all of the directors nominated for election at the Annual Meeting are independent of the Company and its management under the standards set forth in the requirements of the AMEX and the SEC. In addition, as further required by the AMEX listing standards, the Board has made an affirmative determination as to each independent director that no material relationships exist between any non-employee director and the Company which, in the opinion of the Board, would interfere with the exercise of their independent judgment. Vincent McDonnell and Jeffrey Wilkins are considered inside directors because of their role as senior executives of the Company. We provide additional information regarding Mr. Hammond under “Certain Relationships and Related Transactions” below.

Board Nominees for the 2008 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

Communications with Directors

Stockholders and other parties interested in communicating directly with the non-employee directors as a group may do so by writing to: Michael Ayre c/o Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles in an envelope marked “Confidential”. The Corporate Secretary of the Company will promptly forward to Mr. Ayre all such correspondence. In addition, if you wish to communicate generally with the Board you may do so by writing to: Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. The Corporate Secretary of the Company reviews all such non-confidential correspondence and regularly forwards to the Board a summary of all correspondence as well as copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its Committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such non-confidential correspondence.

Any stockholder may submit at any time a good faith complaint regarding any questionable accounting, internal controls or auditing matters concerning the Company. All such complaints are in the first instance reviewed by the Audit Committee and if necessary forwarded to the Company’s accounting staff and handled in accordance with procedures established by the Audit Committee with respect to such matters. Confidential, anonymous reports may be made by writing to the Chair of the Audit Committee, Michael Ayre, c/o P.O. Box 119, Martello Court, Admiral Park, St. Peter Port, Guernsey, GY1 3HB, British Isles, in an envelope marked “Confidential”.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings.

The Company operates a “whistleblowing” policy for its employees allowing them to submit at any time a good faith complaint regarding any questionable accounting, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

In 2007 the Company paid directors’ fees to the Chairman and non-employee director (in UK Pounds Sterling) on an adjusted monthly basis at a rate of $149,798 per year for 2 months and $119,838 for 3 months. The Company paid all other non-employee directors (in UK Pounds Sterling) on an adjusted quarterly basis at a rate of $99,865 per year plus $1,997 for each meeting of the Audit Committee that they attend (using an exchange rate of £1 = $1.9973 as at December 31, 2007 (as quoted on www.oanda.com). The Company also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings. Directors who are also employees of the Company receive no additional compensation for service as a director. The Company does not provide retirement benefits to directors under any current program.

Director Summary Compensation Table

The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the fiscal year ended December 31, 2007:

(a)	(b)	(c)	(d)	(e)
	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)	($)	($)

David Robson(1)	54,926	—	5,590	60,516
Nils Trulsvik(2)	80,891	—	—	80,891
Russ Hammond	107,854	—	—	107,854
Michael Ayre	107,854	—	—	107,854

(1)	Effective June 24, 2007 Dr. Robson stepped down as Chief Executive Officer of the Company and became Chairman and non-employee member of the Board for the remainder of the year. Dr. Robson subsequently resigned from the Board on February 7, 2008.

(2)	Effective September 24, 2007 Mr. Trulsvik resigned from the Board.

Non-Employee Director Service Agreements

In settlement of the notice provisions under his Service Agreement the Company paid Dr. Robson £30,000 and extended the expiration date of his options to purchase 1,800,000 shares of Common Stock to December 31, 2008.

Compensation Committee Interlocks and Insider Participation

During 2007, the Company’s Compensation Committee consisted of Russ Hammond, and, until September 24, 2007 when he resigned from the Board, Nils Trulsvik. On April 1, 2008, Michael Ayre was appointed a member of the Compensation Committee. Both Mr. Hammond and Mr. Ayre are non-employee independent directors. See the Section entitled “BOARD MEETINGS AND COMMITTEES — Compensation Committee” below.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics, which sets forth the Company’s standards of expected business conduct and which is applicable to all employees, including the Chief Executive Officer, the principal Financial Officer, principal accounting officer or controller, and persons performing similar functions (each a “Principal Officer”), as well as the directors of the Company. This Code of Business Conduct and Ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended 2004, filed with the Securities and Exchange Commission. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website (www.canargo.com). The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to or affecting any Principal Officer or director) at this location on its website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Russ Hammond, a non-employee director of the Company, is also an Investment Advisor to Provincial Securities Limited who became a minority shareholder in the Norio and North Kumisi (Block XIc) Production Sharing Agreement through a farm-in agreement to the Norio MK72 well. On September 4, 2003 the Company concluded a deal to purchase Provincial Securities Limited’s minority interest in CanArgo Norio Ltd. by a share swap for shares in the Company. The purchase was achieved by issuing 6 million restricted shares of Common Stock in the Company to the minority interest holders in CanArgo Norio Ltd. Of the interests in CanArgo Norio Ltd., Provincial Securities Limited owned 4% and received 2,234,719 shares of the Company’s Common Stock.

Provincial Securities Limited also had an interest in Tethys Petroleum Limited (formerly named Tethys Petroleum Investments Limited) (“Tethys”), a Guernsey company, established to develop potential projects in Kazakhstan, in which the Company had a minority interest until June 2005 when the Company acquired the remaining 55% interest in Tethys which it did not own. Pursuant to this transaction, Provincial Securities Limited received 5,500,000 shares of the Company’s Common Stock in exchange for its interest in Tethys. Mr. Hammond did not receive any compensation in connection with these transactions and disclaims any beneficial ownership of Provincial Securities Limited or of any shares of the Company’s Common Stock owned by Provincial Securities Limited. In August 2007, the Company disposed of its interest in Tethys. Mr. Julian Hammond, Mr. Hammond’s son, was employed as a Vice-President of Tethys, at an annual salary of £96,000 Pounds Sterling (£) and was awarded an aggregate of 190,000 options to purchase shares of Common Stock under the Company’s Stock Option Plans at a weighted average exercise price of $0.82. Mr. Hammond disclaims ownership of his son’s shares.

Transactions with affiliates or other related parties including management of affiliates are to be undertaken on the same basis as third party arms-length transactions. Transactions with affiliates and other related parties are reviewed and voted on by the Board with any potential related parties absent from such discussions or votes.

The Company is in the process of reviewing its policy with respect to the review, approval or ratification of related person transactions and to date a formal policy has not been adopted by the Board. However, the Company follows the rules adopted by the AMEX in respect of related party transactions and is annually required to review related person transactions. Further, on an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transaction with the Company in which the Director and executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

BOARD MEETINGS AND COMMITTEES

During fiscal 2007, the Company’s Board of Directors met eleven times either at face to face board meetings or by telephone conference call. The Board of Directors has standing Audit and Compensation Committees. The Audit Committee met four times, and the Compensation Committee met four times during fiscal 2007. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committee attended at least 75% of the Committee meetings.

Audit Committee.  The Audit Committee is currently comprised of Messrs. Ayre, Hammond and Perry. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the AMEX. Mr. Ayre, the Chairman of the Committee, is qualified as an “audit committee financial expert” within the meaning of SEC and AMEX regulations and the Board has determined, in the exercise of its business judgment, that he has accounting and related financial management expertise within the meaning of the listing standards of the AMEX. The Audit Committee, which operates under a charter, among other responsibilities, recommends the hiring of our independent auditors, reviews the functions of management and our independent auditors pertaining to our audits and the preparation of our financial statements and performs such other related duties and functions as are deemed appropriate by the Audit Committee.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Hammond (Chairman) and Ayre. The Board has determined that all members of the Compensation Committee are independent directors under the AMEX Listing Standards and the SEC Regulations. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide information about the Company’s philosophy, objectives and processes regarding compensation for the named executive officers of the Company. It explains how the Compensation Committee makes executive compensation decisions and the reasoning behind the decisions that are made. For fiscal year 2007, we had the following four named executive officers:

•	Vincent McDonnell — President and Chief Executive Officer effective June 27, 2007 and Chief Operating Officer and Chief Commercial Officer and Director;

•	David Robson — Chairman and former Chief Executive Officer who stepped down as Chief Executive Officer on June 27, 2007 and former Director. Dr. Robson became Chairman and a non-employee Director effective June 27, 2007;

•	Jeffrey Wilkins — Chief Financial Officer and Director effective September 24, 2007; and

•	Elizabeth Landles — Corporate Secretary and former Executive Vice President who stepped down as Executive Vice President effective September 22, 2007.

Effective February 11, 2008, Elizabeth Landles resigned from her position as Corporate Secretary and Jeffrey Wilkins was simultaneously appointed Corporate Secretary. The Company therefore currently has two named executive officers, Mr. McDonnell and Mr. Wilkins.

Executive Summary

The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis.

•	The objective of our compensation program is to align the interests of our executives with those of our shareholders, to motivate executives to achieve business goals set by the Company, to pay for performance and to recruit, retain, and motivate talented executives.

•	All compensation decisions regarding our chief executive officer are made by the Board after the Board first considers the recommendation of the Compensation Committee. All compensation decisions for our other named executive officers are made by the Compensation Committee.

•	The Compensation Committee reviews peer group data as part of its process in determining compensation recommendations for the named executive officers.

•	The Compensation Committee applies a degree of discretion as part of its process in determining compensation recommendations.

•	The Company provides our executive officers with the following types of compensation: base salary, long-term incentives and other personal benefits.

•	The market price for our Common Stock decreased significantly during fiscal year 2007. This negatively impacted the value of our executives’ accumulated equity-based incentives during fiscal year 2007.

•	Each of our named executive officers has an employment service agreement or provided services under a management services agreement.

Compensation Committee

The Compensation Committee had two members up to September 24, 2007, when one member resigned, and one member thereafter. The Compensation Committee met four times during fiscal year 2007. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to AMEX rules. A charter for the Compensation Committee has been compiled although this charter is currently subject to internal review and has not been formally adopted by the Board in the last three fiscal years.

The Compensation Committee is responsible for setting and administering policies that govern the Company’s executive compensation programs, including stock compensation plans, although these policies are in the process of internal review and have not been formally adopted by the Board. The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	establish the base salary, incentive compensation and any other compensation for the Company’s elected and appointed executive officers;

•	exercise oversight with respect to and to supervise the compensation scheme for the other employees of the company;

•	administer and grant awards under any stock option plan adopted by the Board;

•	administer and grant awards under the Corporation’s securities compensation plan adopted August 16, 1995 by a predecessor by merger to this Corporation;

•	recommend to the Board any additional compensation, retirement or other employee benefit plan; and

•	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for all four named executive officers of the Company, which included the Chairman of the Board and Chief Executive Officer up until June 27, 2007 and the Chief Executive Officer thereafter, are made by the Compensation Committee.

The agenda for meetings of the Committee is determined by the Chairman of the Compensation Committee with the assistance of the Chairman of the Board and Chief Executive Officer up until June 27, 2007 and the Chief Executive Officer thereafter. Compensation Committee meetings were regularly attended by the Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee, under its proposed charter, has authority to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities although during fiscal year 2007 it did not seek external assistance.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for all executive officers of the Company and approves recommendations regarding both equity and non-equity compensation. The Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter regularly attends meetings of the Compensation Committee. The Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter annually reviews the performance of each executive officer (other than the Chairman of Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in adopting or modifying any recommendations or awards to executive officers.

Employment Agreements with the Named Executive Officers

We have entered into written employment agreements with our named executive officers. A number of the elements of compensation, such as initial base salary and other personal benefits, are specified in the agreements. For a description of these agreements, see the section entitled, “Employment Agreements and Other Arrangements,” below.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive based executive compensation to motivate executives to achieve business goals set by the Company. In furtherance of this, the Compensation Committee reviews data from annual reports and proxy statements issued by competitors to assess the Company’s competitive position with respect to the following three components of executive compensation:

•	base salary;

•	short-term incentives; and

•	long-term incentives.

In making compensation decisions, the Committee reviews each element of total compensation against a peer group of publicly traded oil and gas companies. This peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies that the Committee believes are of similar size and stature to CanArgo Energy Corporation in terms of geographical operating environment and industry profile. The information derived from the peer group provides an indication of what executives might command from companies operating in a similar environment to that of the Company. The companies comprising the peer group are as follows:

•	JKX Oil and Gas plc;

•	Revus Energy ASA; and

•	Lundin Petroleum.

The Compensation Committee does not target a specific percentile in the range of comparative data for each individual executive or for each component of compensation. Instead, the Compensation Committee structures a total compensation package in view of the comparative data and such other factors specific to the executive, including level of responsibility, prior experience and expectations of future performance. The Compensation Committee uses peer group data and also information contained from a review of a wider selection of publicly available annual reports for oil and gas companies to test for reasonableness and competitiveness of its compensation package as a whole, but exercises subjective judgment in allocating compensation among executives and within each individual’s total compensation package.

2007 Compensation Committee Activity

The Compensation Committee met four times during fiscal year 2007. The Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter attended all four meetings to provide their recommendations in respect of various elements of compensation to named officers reporting to them. During 2007, the Compensation Committee reviewed and recommended, for each named officer, the level of compensation for each individual executive compensation component. The Compensation Committee did not adopt any new compensation plans or programs during the year nor did it introduce any new compensation policies during the year. The Company is in the process of developing its general compensation policies and to date no general policy has been adopted by the Board. However, terms and conditions relating to each named officer are contained in their specific service agreements. All named officer service agreements are publicly available through previous SEC filings.

2007 Executive Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for named officers were:

•	base salary;

•	long-term incentive compensation; and

•	other personal benefits.

Base Salary

Base salaries for executives were determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from competitive data from the peer group and also information contained from a review of a wider selection of publicly available annual reports for oil and gas companies. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers.

During the course of fiscal year 2007, the Compensation Committee approved base salary increases as follows:

	Annual Base Salary as at	Annual Base Salary as at	Annual Base Salary as at
	31, December 2006	31, December 2007	1, April 2008
	£	£	£

Vincent McDonell(1)	180,000	195,000	195,000
David Robson(2)	225,000	Not applicable	Not applicable
Jeffrey Wilkins(3)	120,000	130,000	130,000
Elizabeth Landles(4)	105,000	30,000	Not applicable

(1)	In 2007, Mr. McDonnell was appointed Chief Executive Officer, effective June 27, 2007 in addition to his duties as President, Chief Operating Officer, Chief Commercial Officer and Director. In connection with this appointment Mr. McDonnell’s salary was increased from £180,000 to £195,000.

(2)	Dr. Robson stepped down from the position of Chief Executive Officer and employee Director effective June 27, 2007. Dr. Robson resigned as a Director effective February 7, 2008.

(3)	In September 2007, Mr. Wilkins was appointed Director in addition to his duties as Chief Financial Officer. In connection with this appointment Mr. Wilkins’ salary was increased from £120,000 to £130,000.

(4)	Ms. Landles stepped down from the position of Executive Vice President effective September 22, 2007. Following the spin out of the Company’s former subsidiary Tethys Petroleum Limited onto the Toronto Stock Exchange (“TSX”) on June 27, 2007, Ms. Landles devoted 30% of her time to the Corporate Secretary position. Ms. Landles’ salary was reduced from £105,000 to £30,000 to reflect these changes in responsibility. Ms. Landles resigned from her position as Corporate Secretary effective February 11, 2008.

Long-Term Incentive Compensation

The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are granted primarily in the form of stock options. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing competitive data from the peer group and also information contained from a review of a wider selection of publicly available annual reports for oil and gas companies to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Compensation Committee also considers the grant recipient’s qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient’s future performance.

During 2007, stock options were awarded to one named officer from the Company’s 2004 Long Term Stock Incentive Plan in recognition of being appointed Director of the Company during the year. See the additional information regarding such grants appearing elsewhere in this Proxy Statement. No stock options were awarded to the Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter. Stock options are granted at a price determined by the Committee, but not less than 100% of the fair market value of the stock on the date of the grant of the option. The Committee determined the price of granted options during the year at a 5% premium to the average price calculated over three days of the AMEX’s closing price of the Company’s Common Stock prior to the date of grant. The Committee did not and has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date. Options granted by the Committee during 2007 have a term of 7 years from date of issue and vest 1/3 for each year over 3 years beginning immediately. Vesting and exercise rights cease three months after termination of employment except in the case of death, retirement or permanent disability.

The market price for our Common Stock decreased significantly decreased during the fiscal year 2007. This negatively impacted the value of our executives’ accumulated equity-based incentives during the fiscal year 2007.

Other Personal Benefits:

The Company provided named officers with the following other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of other personal benefits provided to named officers.

For each of the named officers, including the Chairman of the Board and Chief Executive Officer up to June 27, 2007 and the Chief Executive Officer thereafter, the Company makes a monthly contribution of 9% of base salary to the named officer’s individual personal pension plans, schemes or arrangements. Additionally, each named officer is provided with life assurance with death coverage of four times their annual salary, permanent health, critical illness; income protection and family healthcare insurance. The Company does not maintain or sponsor any Company pension plans.

Potential Payments upon Termination or Change of Control

We believe that the interests of stockholders are best served if the interests of our senior management are aligned with them, and that the change of control arrangements for our named executive officers create incentives for our executive team to build stockholder value and to obtain the highest value possible should there be a possibility of our being acquired in the future, despite the risk that the acquisition could result in the executives losing their jobs.

The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment under the terms of the Company’s stock based compensation plans.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, he or she may be entitled to receive amounts earned during his term of employment under the terms of the Company’s stock based compensation plans. The Company does not maintain or sponsor any pension or retirement plans for executives. Instead, the Company makes a monthly contribution of 9% of base salary to the named officer’s individual personal pension plans, schemes or arrangements.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under the Company’s life insurance plan, critical illness coverage or income protection plan, as appropriate.

Payments Made Upon Change of Control

As our named executive officers have all received awards under the 2004 Plan, all options issued under the 2004 Plan contain provisions whereby the award recipient may put back those option shares for cash, equal to the intrinsic value of the option shares on the date of exercise, to the Company in the event of a change of control, as defined in the 2004 Plan. The following table presents the 2004 Plan options held by our directors and executive officers and their intrinsic value as of December 31, 2007, which amounts are reflected in Column (f) of the succeeding Table for the named officers:

	2004 Plan Options	Intrinsic Value of 2004 Plan
	Exercisable as of	Options Exercisable as of
	December 31,	December 31,
	2007	2007

Vincent McDonnell	1,510,000	$234,000
Jeffrey Wilkins	456,000	$21,400
Liz Landles(1)	600,000	$132,600

(1)	Ms. Landles resigned as Corporate Secretary effective February 11, 2008 and her options will expire in accordance with their terms on May 11, 2008.

The market price for our Common Stock decreased significantly during the fiscal year 2007. This negatively affected the intrinsic value of the 2004 Plan options exercisable as at December 31, 2007 compared to December 31, 2006 that would potentially be paid on the event on a change of control to our named executives.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Involuntary
					for Good
			Involuntary		Reason
			Not for		Termination
		Voluntary	Cause	For Cause	(Change in
	Executive Benefits	Termination	Termination	Termination	Control) on	Disability on	Death on
	and Payments Upon	on 12/31/2007	on 12/31/2007	on 12/31/2007	12/31/2007	12/31/2007	12/31/2007
Name and Principal Position	Separation	($)	($)	($)	($)	($)	($)

Vincent McDonnell	Compensation
President, Chief Executive Officer,	Notice Period(1)	212,263	212,263	212,263	—	—	—
Chief Operating Officer, Chief	Stock Options	234,000	234,000	234,000	—	—	—
Commercial Officer and Director	Cash Election	—	—	—	234,000	—	—
(Principal Executive Officer)	Benefits & Perquisites
	Income Protection(2)	—	—	—	—	1,440,580	—
	Critical Illness(3)	—	—	—	—	958,704	—
	Life Assurance(4)	—	—	—	—	—	958,704

Jeffrey Wilkins	Compensation
Chief Financial Officer and	Notice Period(1)	141,509	141,509	141,509	—	—	—
Director	Stock Options	21,400	21,400	21,400	—	—	—
	Cash Election	—	—	—	21,400	—	—
	Benefits & Perquisites
	Income Protection(2)	—	—	—	—	—	—
	Critical Illness(3)	—	—	—	—	830,877	—
	Life Assurance(4)	—	—	—	—	—	830,877

Liz Landles	Compensation
Corporate Secretary	Notice Period(1)	32,656	32,656	32,656	—	—	—
	Stock Options	132,600	132,600	132,600	—	—	—
	Cash Election	—	—	—	132,600	—	—
	Benefits & Perquisites
	Income Protection(2)	—	—	—	—	986,962	—
	Critical Illness(3)	—	—	—	—	838,866	—
	Life Assurance(4)	—	—	—	—	—	838,866

(1)	Notice periods are as follows: 6 months for Mr. Vincent McDonnell and Mr. Jeffrey Wilkins and 3 months for Ms. Liz Landles. Ms. Landles resigned as Corporate Secretary effective February 11, 2008.

(2)	Reflects the estimated lump-sum present value of all future amounts payable to the executive officer under the Company’s Income Protection Plan until the executive officer reaches the age of 60.

(3)	Reflects the estimated amount payable to the executive officer under the Company’s Critical Illness Plan.

(4)	Reflects the estimated amount payable to the executive officer’s beneficiaries under the Company’s Life Assurance Plan.

Tax and Accounting Implications

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the United States Internal Revenue Code of 1986, as amended, the Company may not deduct annual compensation in excess of $1 million paid to certain employees; generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under the Company’s plans and programs now in effect will result in a material loss of tax deductions.

Accounting for Stock-Based Compensation

For the year ended December 31, 2007 the Company accounted for its stock option program in accordance with the requirements of FASB 123 (Revised).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that serves the interests of the Company and its stockholders.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Russ Hammond, Chairman
Michael Ayre

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned for services rendered to the Company and its subsidiaries by each of the named executive officers for the fiscal year ended December 31, 2007:

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)
			Option	All Other
		Salary	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)

Vincent McDonnell(4)	2007	367,004	169,989	50,923	587,915
President, Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer and Director (Principal Executive Officer effective June 27, 2007)
David Robson(4)	2007	262,146	48,453	45,879	356,478
Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer up to June 27, 2007)
Jeffrey Wilkins(5)	2007	244,669	93,322	33,010	371,001
Chief Financial Officer and Director
Liz Landles	2007	141,475	14,536	25,782	181,793
Corporate Secretary

(1)	Salaries are set and payments are made to the Company’s executive officers in Pounds Sterling (£). Column (c) reflects these amounts converted into U.S. dollars at an exchange rate of £1= $1.9973 on December 31, 2007 as reported on www.oanda.com.

(2)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(Revised) of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2005, 2006 and 2007 are included in footnote 20 to the Company’s audited financial statements commencing at page F-1 of the Annual Report accompanying this Proxy Statement.

(3)	The amounts shown in column (e) reflect for each named executive officer:

• the Company’s contribution of 9% of basic salary to their personal pension schemes;

• permanent health insurance (including family healthcare insurance) premiums;

• life assurance premiums;

• critical illness premiums; and

• income protection premiums.

(4)	Mr. McDonnell was appointed Chief Executive Officer on June 27, 2007. On the same date Dr. David Robson stepped down from the position of Chief Executive Officer and became Chairman and non-employee member of the Board for the remainder of the year. Dr. Robson subsequently resigned from the Board effective on February 7, 2008.

(5)	Jeffrey Wilkins was elected a director on September 24, 2007 in addition to his duties as Chief Financial Officer.

Grants of Plan Based Awards

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)	(d)	(e)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Price	Expiration
Name and Principal Position	Exercisable	Unexercisable(1)	($)	Date

Vincent McDonnell	100,000	50,000	1.00	8/14/2013
President, Chief Executive Officer, Chief	300,000	—	1.42	11/30/2012
Operating Officer, Chief Commercial Officer	210,000	—	1.00	7/26/2012
and Director (Principal Executive Officer	900,000	—	0.65	9/23/2011
effective June 27, 2007)
David Robson(2)	300,000	—	1.00	7/26/2012
Chairman of the Board, Chief Executive	1,500,000	—	0.65	9/23/2011
Officer and Director (Principal Executive Officer up to June 27, 2007)
Jeffrey Wilkins	80,000	160,000	0.86	9/25/2014
Chief Financial Officer and Director	100,000	50,000	1.00	8/14/2013
	60,000	—	0.88	5/5/2012
	126,000	—	1.20	1/9/2012
	30,000	—	0.95	11/23/2011
	60,000	—	0.65	9/23/2011
	35,000	—	0.60	8/1/2009
	55,000	—	0.60	8/1/2009
	24,000	—	0.69	3/4/2008
Liz Landles(3)	90,000	—	1.00	7/26/2012
Corporate Secretary	510,000	—	0.65	9/23/2011

(1)	All options listed above have a term of 7 years from date of issue and vest 1/3 for each year, with the first 1/3 vesting immediately.

(2)	Dr. Robson subsequently resigned from the Board effective on February 7, 2008. In settlement of the six-month notice provisions under his Service Agreement the Company paid Dr. Robson £30,000 and extended the expiration date of his options to purchase 1,800,000 shares of Common Stock to December 31, 2008.

(3)	Ms. Landles’ options expire on May 11, 2008 in accordance with their terms, three months after she terminated employment with the Company.

Option Exercises

Stock options exercised by the Company’s named executive officers during the fiscal year ended December 31, 2007 were as follows:

(a)	(b)	(c)
	Number of
	Shares Acquired	Value Realised
	on Exercise	on Exercise
Name and Principal Position	(#)	($)

Vincent McDonnell	—	—
President, Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer and Director (Principal Executive Officer effective June 27, 2007)
David Robson	1,000,000	638,621
Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer up to June 27, 2007)
Jeffrey Wilkins(1)	20,000	—
Chief Financial Officer and Director
Liz Landles	100,000	63,862
Corporate Secretary

(1)	Mr. Wilkins acquired 20,000 shares on exercise at $0.14 per share and retained these shares as at December 31, 2007.

Pension Benefits

The Company makes a contribution of 9% of the executive officers’ basic salary to their individual personal pension schemes. The Company does not maintain or sponsor a Company pension plan for directors, executives, officers or employees.

Employment Agreements and other Arrangements

Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited in relation to the provision of services by Dr. David Robson pre June 27, 2007.

In 2007 Dr. David Robson served as Chairman and Chief Executive Officer of the Company pursuant to an agreement with Vazon Energy Limited (“Vazon”) of which Dr. Robson is the sole owner, Chairman and Managing Director. Dr. Robson through Vazon signed a comprehensive Management Services Agreement with a rolling six-month termination notice period and a two-year non-competition clause effective from the date of termination of the agreement. Dr. Robson stepped down from the position of Chief Executive Officer of the Company effective June 27, 2007. Dr. Robson effectively became Chairman and non-employee Director and a new Management Services Agreement between CanArgo Energy Corporation and Vazon relating to the provisions of the services of Dr. Robson in the capacity of Chairman and non-employee Director was effective June 27, 2007.

Under the terms of the Management Services Agreement up to June 27, 2007, Dr. Robson received during 2007 a base salary of £225,000, which was payable on a monthly basis. Dr. Robson was further entitled to a discretionary cash bonus payable at the discretion of the Compensation Committee (or failing that the Company’s Board). The Management Services Agreement did not contain any provisions in relation to stock options.

The Management Services Agreement became effective on June 30, 2000 and could be terminated by either party upon 6 months written notice. Other grounds for termination were the liquidation or dissolution of the Company, mutual agreement of the parties to terminate and the occurrence of an Event of Default as defined in the Management Services Agreement. In the event of a “change of control” of the Company, the Company would have been required to give Dr. Robson not less than 12 months written notice to terminate the Management Services

Agreement. The Management Services Agreement contained a covenant under which Dr. Robson would not, for a period of two years following the termination of the agreement, directly or indirectly induce any consultant of the Company to terminate their employment, hire by direct approach any consultant of the Company, or in any way interfere with the relationship of the Company and any consultant, agent or representative. Furthermore, Dr. Robson is prohibited from directly or indirectly soliciting, diverting or attempting to divert business or related business from the Company for a period of two years from the date of termination of the Management Services Agreement.

Under the terms of the agreement, Dr. Robson had a duty not to disclose any confidential information of the Company and to use such information solely for the benefit of the Company. Dr. Robson had a contractual obligation under this agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.

In terms of benefits, in 2007 the Company made a monthly contribution of 9% of base salary for Dr. Robson’s pension provision. Dr. Robson was also provided with life assurance with death coverage of up to four times his base salary (excluding any bonus), permanent health insurance and family healthcare insurance.

The Management Services Agreement did not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Dr. Robson’s nomination to the Board of the Company.

This Management Services Agreement was terminated June 27, 2007.

Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited in relation to the provision of services by Dr. David Robson post June 27, 2007.

Dr. Robson stepped down from the position of Chief Executive Officer of the Company on June 27, 2007 and effectively became Chairman and non-employee Director for the Company. A new Management Services Agreement between CanArgo Energy Corporation and Vazon relating to the provisions of the services of Dr. Robson in the capacity of Chairman and non-employee Director was effective June 27, 2007

Pursuant to an agreement with Vazon of which Dr. Robson is the sole owner, Chairman and Managing Director, Dr. Robson through Vazon signed a comprehensive Management Services Agreement with a six-month termination notice period and a one-year non-competition clause effective from the date of termination of the agreement.

Under the terms of the Management Services Agreement, Dr. Robson received a base salary of £75,000 per year paid on a monthly basis and this was reduced to £60,000 per year paid on a monthly basis after two month of the agreement being effected as Dr. Robson’s responsibilities reduced. The Company made a monthly contribution of 9% of base salary to Dr Robson’s personal pension requirements for two months only after the agreement being effected.

Dr. Robson was further entitled for bonuses at the discretion of the Compensation Committee of the Board of Directors of CanArgo but did not receive any during the year. Dr. Robson was further be provided with life assurance with death coverage of up to four times his base salary (excluding any bonus), permanent health insurance, family healthcare insurance and comprehensive BUPA travel insurance. The Management Services Agreement contained customary confidentiality provisions. The Management Services Agreement did not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Dr. Robson’s nomination to the Board of the Company.

Dr. Robson subsequently resigned from the Board effective on February 7, 2008. In settlement of the six-month notice provisions under the Management Services Agreement the Company paid Dr. Robson £30,000 and extended the expiration date of his options to purchase 1,800,000 shares of Common Stock to December 31, 2008.

Service Agreement between CanArgo Energy Corporation and Vincent McDonnell

Vincent McDonnell serves as Chief Operating Officer of the Company pursuant to a Service Agreement dated December 1, 2000. The Service Agreement became effective on December 1, 2000 and may be terminated by either party upon 6 months written notice. The Company is entitled to make a payment to Mr. McDonnell in lieu of notice. The Service Agreement contains “garden leave” provisions whereby the Company has the right to suspend certain duties and powers of the executive during the notice period.

Under the terms of the Service Agreement, Mr. McDonnell received during 2007 a base salary of £195,000 which was payable on a monthly basis. The Service Agreement does not contain any provisions in relation to bonus payments and entitled Mr. McDonnell to a one-time grant of 100,000 share options when it when it was originally signed in 2000.

The Service Agreement contains a restrictive covenant, under which Mr. McDonnell will not during his employment or for a period of 12 months following the termination of his employment (without the prior written consent of the Company) directly or indirectly compete with the Company in the Restricted Area (as defined in the Service Agreement), solicit or induce any critical employee of the Company to terminate their employment, employ or otherwise engage any critical employee in any competing business with the Company or solicit or induce any government body or agency or any third party in the Restricted Area to cease to deal with the Company.

Under the terms of the Service Agreement, Mr. McDonnell has a duty not to disclose any confidential information of the Company and must use such information solely for the benefit of the Company. Mr. McDonnell has a contractual obligation under his Service Agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.

In terms of benefits, the Company will contribute 9% of Mr. McDonnell’s basic salary for his personal pension provision. Mr. McDonnell is also provided with life assurance with death coverage of four times his annual salary, permanent health insurance and family health care insurance. The Service Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance payments or provisions requiring Mr. McDonnell’s nomination to the Board of the Company.

Service Agreement between CanArgo Energy Corporation and Jeffrey Wilkins

Jeffrey Wilkins serves as Chief Financial Officer of the Company pursuant to a Service Agreement dated August 22, 2006. The Service Agreement became effective on August 22, 2006 and may be terminated by either party upon 6 months written notice. The Company is entitled to make a payment to Mr. Wilkins in lieu of notice. The Service Agreement contains “garden leave” provisions whereby the Company has the right to suspend certain duties and powers of the executive during the notice period.

Under the terms of the Service Agreement, Mr. Wilkins received during 2007 a base salary of £130,000 which was payable on a monthly basis commencing on August 1, 2006. The Service Agreement does not contain any provisions in relation to bonus payments.

The Service Agreement contains a restrictive covenant, under which Mr. Wilkins will not during his employment or for a period of 12 months following the termination of his employment (without the prior written consent of the Company) directly or indirectly compete with the Company in the Restricted Area (as defined in the Service Agreement), solicit or induce any critical employee of the Company to terminate their employment, employ or otherwise engage any critical employee in any competing business with the Company or solicit or induce any government body or agency or any third party in the Restricted Area to cease to deal with the Company.

Under the terms of the Service Agreement, Mr. Wilkins has a duty not to disclose any confidential information of the Company and must use such information solely for the benefit of the Company. Mr. Wilkins has a contractual obligation under his Service Agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.

In terms of benefits, the Company will contribute 9% of Mr. Wilkins’s basic salary for his personal pension provision. Mr. Wilkins is also provided with life assurance with death coverage of four times his annual salary, permanent health insurance and family health care insurance.

The Service Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance payments or provisions requiring Mr. Wilkins’ nomination to the Board of the Company.

Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited in relation to the provision of services by Liz Landles.

In 2007 Liz Landles provided all of her services to the Company as Executive Vice President and Corporate Secretary through Vazon, of which she is an employee pursuant to a Service Agreement dated February 18, 2004 between Ms. Landles and Vazon. Vazon provided management services to the Company in accordance with an evergreen Management Services Agreement dated February 18, 2004, subsequently amended June 27, 2007. Ms. Landles’ Service Agreement became effective from January 1, 2004 and was terminable upon three months prior notice unless sooner terminated for cause. In 2007 pursuant to the Service Agreement, Ms. Landles received a base salary of £105,000 per year payable on a monthly basis up to June 27, 2007, reduced to £40,000 per year payable on a monthly basis based on the amended agreement effectively stating that 30% of the total hours worked by Ms. Landles would be attributable to CanArgo, and further reduced to £30,000 per year payable on a monthly basis when she stepped down as Executive Vice President on September 22, 2007. The Company made a monthly contribution of 9% of base salary for Ms. Landles’ personal pension provision. The Service Agreement did not contain any contractual bonus provisions although Ms. Landles was eligible for bonuses at the discretion of the Compensation Committee. Ms. Landles was provided with life assurance with death coverage of four times her annual salary, permanent health insurance and family healthcare cover.

The Agreement contained customary confidentiality provisions. The Agreement did not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Ms. Landles’ nomination to the Board of the Company.

Ms. Landles terminated her employment by the Company as Corporate Secretary. In settlement of the termination notice provisions under her Service Agreement the Company agreed to keep Ms. Landles on for three months as an Assistant Corporate Secretary at her prior salary. In accordance with the terms of her stock options her unexercised options will expire on May 11, 2008.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding ownership of the Common Stock as of the most recent practicable date or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company, (b) each director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission or other reliable information. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners

Security Ownership of Management

	Amount and
	Nature of		Percentage
	Beneficial		of
Name of Beneficial Owner	Ownership		Class(12)

Non- Employee Directors
Russ Hammond	430,000	(1)	*
Michael Ayre	670,000	(2)	*
Anthony Perry	—	(3)	*
Named Executive Officers
Vincent McDonnell	1,710,000	(4)	*
Jeffrey Wilkins	606,000	(5)	*
All Directors and Executive Officers as a Group (5 persons)	3,416,000	(6)	1.41%
Security Ownership of More Than 5% Shareholders
Persistency	28,100,000	(7)	11.61%
P.O. Box 309 Ugland House South Church Street George Town Cayman Islands British West Indies
Persistency Capital, LLC	28,100,000	(8)	11.61%
850 7th Avenue Suite 701 New York New York 10019 U.S.A
Andrew Morris	28,100,000	(9)	11.61%
c/o Persistency Capital, LLC 850 7th Avenue Suite 701 New York New York 10019 U.S.A
BlackRock, Inc.	21,692,200	(10)	8.96%
40 East 52nd Street New York NY 10022
Ingalls & Snyder LLC	12,160,678	(11)	5.02%
61 Broadway New York, NY 10006

*	Less 1%

(1)	Includes 330,000 shares underlying presently exercisable options. Does not include 190,000 shares subject to unexercised stock options awarded to Mr. Julian Hammond, a former employee of the Company and Mr. Russ Hammond’s son. Mr. Hammond disclaims ownership of his son’s shares.

(2)	Includes 580,000 shares underlying presently exercisable options.

(3)	Mr. Perry was elected to the Board on April 1, 2008.

(4)	Includes 1,510,000 shares underlying presently exercisable options.

(5)	Includes 546,000 shares underlying presently exercisable options.

(6)	Includes 2,966,000 shares underlying presently exercisable options held by directors and executive officers as a group.

(7)	Security ownership information for the beneficial owner is taken from the Forms 13G/A dated April 17, 2008.

(8)	Security ownership information for the beneficial owner is taken from the Forms 13G/A dated April 17, 2008.

(9)	Security ownership information for the beneficial owner is taken from the Forms 13G/A dated April 17, 2008.

(10)	Security ownership information for the beneficial owner is taken from the Form 13G/A filed on February 8, 2008.

(11)	Security ownership information for the beneficial owner is taken from the Form 13G/A file on February 8, 2008.

(12)	The Class represents Common Stock outstanding as at April, 18, 2008. This excludes any convertible shares and warrants attached to outstanding convertible loans at this date although these shares are included in Forms 13G filed by convertible note-holders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, in its capacity as a Committee of the Board of Directors, is also responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm must report directly to the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are independent in accordance with American Stock Exchange listing standards and the SEC requirements and are financially literate, as required by such requirements; as such qualification is interpreted by the Board of Directors in its business judgment. The Audit Committee is composed of three non-employee directors and operates and is governed under a written charter.

The Company, not the Audit Committee or the independent auditors, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent auditor’s responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both the Company and the independent auditors discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing of the Company’s accounts, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held four meetings during the fiscal year 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent auditors, L J Soldinger Associates LLC. The Audit Committee discussed with L J Soldinger Associates LLC the overall scope and plan for their audit, and met with L J Soldinger Associates LLC, with management present. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements, the Company’s internal accounting controls and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”.

The Company’s independent auditors have also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”, and discussed their independence from the Company. The Audit Committee has reviewed, among other things, the amount of fees paid to L J Soldinger Associates LLC for audit and non-audit services.

In accordance with the rules of the SEC, the following chart outlines fees pertaining to the years ended December 31, 2007 and December 31, 2006 by L J Soldinger Associates LLC:

Services Performed	2007	2006

Audit Fees(1)	$799,000	$1,018,000
Audit-Related Fees(2)	$2,000	$21,000
Tax Fees(3)	$27,000	$50,000
All Other Fees(4)	—	—

Total Fees	$828,000	$1,089,000

Notes To Preceding Table

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with statutory and regulatory filings for those years.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to the performance of the audit or reviews of our financial statements or registration statements.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of L J Soldinger Associates LLC.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors and the Board approved, that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K, for filing with the SEC.

THE AUDIT COMMITTEE

Michael Ayre, Chairman
Russ Hammond
Anthony Perry

The Audit Committee Report and the Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates the Reports by specific reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and SEC Rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their initial ownership, and changes in that ownership, with the Securities and Exchange Commission. Reporting persons are required by SEC Regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of copies of such reports received by the Company and written representations of such reporting persons, the Company believes that during fiscal year 2007, all of our directors and executive officers complied with such SEC filing requirements.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Stockholders Sharing the Same Address

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles or by facsimile to +44 1481 729 982. The householding option is not available to stockholders who hold their shares through the VPS system in Norway.

Many brokerage firms and banks are offering electronic proxy materials to their clients. If you are a beneficial owner of CanArgo stock, you may contact your broker or bank to find out whether this service is available to you.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K, as amended and filed with the Securities and Exchange Commission (excluding exhibits), is being mailed together with this Proxy Statement. A copy of the Exhibits may be requested by any person in writing by addressing the request to the Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles and stating that such person is a beneficial owner of Common Stock of the Company. A charge equal to the reproduction cost of the exhibit will be made. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Branch of the SEC, 100 F Street, NE., Room 1580, Washington, D.C. 20549, or on the Internet at www.sec.gov. A copy of the Annual Report on Form 10-K, as amended, is also accessible by following the links to “Investor Relations/Financial Statements” on the Company’s website at http://www.canargo.com.

The Company’s Code of Business Conduct and Ethics, the Audit Committee’s Charter and the Resolutions adopted by the Board of Directors regarding the nomination process are also all accessible by following the links to “Corporate Governance” on the Company’s website at http://www.canargo.com. The Company will furnish copies of such documents without charge to any person requesting such documents in writing addressed to the Corporate

Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles and stating that such person is a beneficial owner of Common Stock of the Company.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any stockholder intending to submit to the Company a proposal for inclusion in the Company’s Proxy Statement and proxy for the 2009 annual meeting must submit such proposal so that it is received by the Company no later than October 31, 2008, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals should be sent to the Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. If a stockholder intends to submit a proposal at next year’s Annual Meeting, which proposal is not intended to be included in the Company’s Proxy Statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Company not later than December 31, 2008. As to all such matters which the Company does not have notice on or prior to December 31, 2008, discretionary authority shall be granted to the persons designated in the Company’s proxy related to 2009 Annual Meeting to vote on such proposal.

By Order of the Board of Directors

Jeffrey Wilkins
Corporate Secretary

St. Peter Port
Guernsey
British Isles
 • , 2008

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR, IF YOU ARE A STOCKHOLDER RESIDENT IN THE UNITED STATES, AUTHORISE THE INDIVIDUALS NAMED IN YOUR PROXY CARD TO VOTE YOUR SHARES BY CALLING THE TELEPHONE NUMBER OR USING THE INTERNET BY THE DEADLINE AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR REGISTERED YOUR VOTE BY TELEPHONE OR INTERNET.

ANNEX I

CANARGO ENERGY CORPORATION

2004 LONG TERM STOCK INCENTIVE PLAN

Section 1.  Purpose of the Plan.  The purpose of the 2004 Long Term Stock Incentive Plan, as amended (the “Plan”) is to aid CanArgo Energy Corporation (the “Corporation”) and its subsidiaries in securing and retaining directors, consultants, officers and other key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. In addition, the Corporation expects that it will benefit from the added interest which the respective optionees and AWARDEES will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Common Stock of the Corporation (the “Stock”).

Section 2.  Administration.  (a) the Board of Directors of the Corporation (the “Board”) shall designate the Compensation Committee of the Board or another Committee, which may be a sub-committee of the Compensation Committee, to be composed of not less than two (2) Directors (such Committee being referred to herein as the “Committee”) who shall serve at the pleasure of the Board. Each member of the Committee shall be a “non-employee” director within the meaning of Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule or any other comparable rule may be in effect from time to time, while serving on the Committee. The Board shall fill any vacancies on the Committee and may remove any member of the Committee at any time with or without cause. The Committee shall select its chairman and hold its meetings at such times and places as it may determine. A majority of the whole Committee present at a meeting at which a quorum is present, or an act approved in writing by all members of the Committee, shall be an act of the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board (provided the entire Board acting on the matter are disinterested persons), to grant to Eligible Persons (as defined herein) pursuant to the provisions of the Plan (i) stock options to purchase shares, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock, or (v) other Stock-based awards permitted hereunder (each of the foregoing being an “AWARD” and collectively, the “AWARDS” and the recipients of such Awards being sometimes referred to herein as “AWARDEES”). The Committee shall also interpret the provisions of the Plan and any AWARD issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

(b) The Committee shall: (i) select the directors, consultants, officers and other key employees of the Corporation and its subsidiaries to whom AWARDS may from time to time be granted hereunder; (ii) determine whether incentive stock options (“QSOs”) under Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time (hereinafter referred to as the “Code”), nonqualified stock options (“NQSOs”), stock appreciation rights, restricted stock, deferred stock, or other Stock-based awards, or a combination of the foregoing, are to be granted hereunder; (iii) determine the number of shares to be covered by each AWARD granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any AWARD granted hereunder (including but not limited to any restriction and forfeiture condition on such AWARD and/or the shares of Stock relating thereto); (v) determine whether, to what extent and under what circumstances AWARDS may be settled in cash; (vi) determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an AWARD under this Plan shall be deferred either automatically or at the election of the AWARDEE; and (vii) determine whether, to what extent, and under what circumstances option grants and/or other AWARDS under the Plan are to be made, and operate, on a tandem basis.

(c) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board (as and to the extent permitted hereunder) shall be final, conclusive and binding on all persons, including the Corporation, its shareholders, employees and Plan AWARDEES.

(d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any AWARD thereunder.

Section 3.  Stock Subject to the Plan.  Except as otherwise provided by this Section 3, the total number of shares of Stock available for distribution under the Plan is seventeen million five hundred thousand (17,500,000).

The total number of shares of stock with respect to which AWARDS may be granted to any AWARDEE in any year is 5,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares that have been optioned cease to be subject to option because the option has expired or has been deemed to have expired or has been surrendered pursuant to the Plan, or if any shares of restricted stock are forfeited or such AWARD otherwise terminates without the actual or deemed delivery of such shares, such shares shall be added back into the total number of shares of Stock available for grant and distribution under the Plan and again be subject to grant as an AWARD under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares which may be delivered under the Plan, in the number and/or option price of shares subject to outstanding options granted under the Plan, and/or in the number of shares subject to restricted stock, deferred stock, or other Stock-based awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of shares subject to any AWARDS shall always be a whole number; and provided further that, with respect to QSOs, no such adjustment shall be authorized to the extent that such adjustment would constitute a modification as defined in Section 424(h)(3) of the Code or cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any stock appreciation right associated with any option. In addition, subject to the limitations provided in Section 11, the Committee is authorized to make adjustments in the terms and conditions of, and performance criteria relating to, AWARDS in recognition of unusual or nonrecurring events (including, without limitation, events described in this paragraph) affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable laws, regulations or accounting principles.

Section 4.  Eligibility.  Directors, consultants, officers and other key employees of the Corporation and its subsidiaries who are responsible for the management, growth, profitability and protection of the business of the Corporation and its subsidiaries are eligible to be granted AWARDS under the Plan (each an “Eligible Person” and collectively “Eligible Persons”). The AWARDEES under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each stock option, the number of stock appreciation rights (if any) granted to each optionee, and the number of shares (if any) subject to restricted stock, deferred stock or other Stock-based awards granted to each AWARDEE.

For purposes of the Plan, a “Subsidiary” of the Corporation shall be any corporation which at the time qualifies as a subsidiary thereof under the definition of “subsidiary corporation” in Section 424(f) of the Code.

Section 5.  Stock Options.  Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve. Any such option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(a) Option Price.  The purchase price per share of the Stock purchasable under a stock option shall be determined by the Committee, but will be not less than 100% of the fair market value of the Stock on the date of the grant of the option, as determined in accordance with procedures established by the Committee. Notwithstanding the foregoing, the purchase price per share of the Stock purchasable under any QSO granted to any person who is the beneficial owner of more than 10% of the Corporation’s issued and outstanding Stock (a “10% owner”) shall not be less then 110% of the fair market value of the Stock on the date of the grant of the option, as determined in accordance with procedures established by the Committee.

(b) Option Period.  The term of each stock option shall be fixed by the Committee, but no QSO shall be exercisable after the expiration of five (5) years from the date the option is granted unless otherwise determined by the Committee, but in no event longer than ten (10) years. Notwithstanding the foregoing, no QSO granted to a 10% owner shall be exercisable after the expiration of five years from the date the option is granted.

(c) Exercisability.  (1) Stock options shall be exercisable at such time or times as determined by the Committee at or subsequent to the date of grant; provided, however, that notwithstanding the foregoing from and after a Change of Control (as hereinafter defined) all stock options shall become immediately exercisable to the full extent of the AWARD.

(2) Solely for Federal income tax purposes, to the extent that the aggregate fair market value of Stock with respect to which QSOs are exercisable for the first time by a AWARDEE during any calendar year exceeds $100,000.00 (as of the date of grant), such options shall be treated as options which are not QSOs. For purposes of this rule, options shall be taken into account in the order in which they were granted.

(3) As used herein, “Change of Control” shall mean any of the following events:

(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions of stock shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (C) of this Section 5(c)(3); or

(B) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(d) Method of Exercise.  Stock options may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash, either by certified or bank check; provided, however, that after a Change of Control (x) an optionee (other than an optionee who initiated a Change of Control in a capacity other than as an officer or director of the Corporation) who is an officer or director of the Corporation (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder), during the 60-day period after six (6) months after a Change of Control, with respect to an option that is unaccompanied by a stock appreciation right and (y) any other optionee, during the six month (6) period from and after a Change of Control, who at the time of exercise is not an officer or director with respect to an option that is unaccompanied by a stock appreciation right shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of the Stock being purchased under the stock option and by giving written notice to the Corporation, to elect (within such respective periods) to surrender all or part of the stock option to the Corporation and to receive in cash an amount equal to the amount by which the fair market value per share of the Stock on the date of exercise shall exceed the purchase price per share under the stock option multiplied by the number of shares of the Stock granted under the stock option as to which the right granted by this proviso shall have been exercised. However, any officer, director or 10% owner (collectively, “Insider”) may only settle the right granted by this proviso pursuant to an irrevocable election to settle the right no earlier than six (6) months after the date of such election, provided that the transaction giving rise to the award of the right is approved by the Company’s shareholders (excluding Insider shareholders).

The written notice provided by the optionee shall specify the optionee’s election to purchase shares subject to the stock option or to receive the cash payment herein provided.

Notwithstanding the foregoing, the Committee may, in its sole discretion, authorize payment in whole or in part of the purchase price (i) to be made in unrestricted stock already owned by the optionee, (ii) in the case of the nonqualified stock option, restricted stock, (iii) deferred stock subject to an AWARD hereunder (based upon the fair market value of the Stock on the date the option is exercised as determined by the Committee) or (iv) such other method of exercise as the Committee may determine at or after grant, consistent (a) in the case of a QSO, with all applicable requirements of the Code and the Treasury Regulations promulgated thereunder, and (b) in the case of option grants to an Insider, with Section 16 of the Exchange Act and rules and regulations promulgated thereunder. The Committee may authorize such payment at or after grant, except that in the case of a QSO, any right to make payment in unrestricted stock already owned must be included in the option at the time of grant. No shares of Stock shall be issued until full payment therefor has been made. Subject to paragraph (i) of this Section 5, an optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 14.

As used in this paragraph (d) of Section 5, the fair market value of the Stock on the date of exercise shall mean:

(i) with respect to an election by an optionee to receive cash in respect of a stock option which is not a QSO, the “Change of Control Fair Market Value”, as defined below; and

(ii) with respect to an election by an optionee to receive cash in respect of a stock option which is a QSO, the fair market value of the Stock on the date of exercise, determined in the same manner as the fair market value of the Stock on the date of grant of a stock option is determined pursuant to paragraph (a) of Section 5 of the Plan.

(e) Restrictions on Transferability.  The Committee, in its sole discretion, may impose such restrictions on the transferability of stock options granted hereunder as it deems appropriate. Any such restrictions shall be set forth in the stock option agreement with respect to such stock options. QSOs may not be transferred by an optionee other than by will or by the laws of descent and distribution.

(f) Termination by Death.  Except to the extent otherwise provided by the Committee at or after the time of grant, if an optionee’s relationship with or employment by the Corporation and/or any of its subsidiaries terminates by reason of death, the stock option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of eighteen (18) months from the date of such death or until the expiration of the stated period of the option whichever period is the shorter.

(g) Termination by Reason of Retirement or Permanent Disability.  Except to the extent otherwise provided by the Committee at or after the time of grant, if an optionee’s relationship with or employment by the Corporation and/or any of its subsidiaries terminates by reason of Retirement or permanent disability, any stock option held by such optionee may thereafter be exercised in full, but may not be exercised after twelve (12) months from the date of such termination or the expiration of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within such twelve (12) month period, any unexercised stock option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of eighteen (18) months from the date of the optionee’s death or for the stated period of the option, whichever period is the shorter. As used herein, “Retirement” means, in the case of an AWARDEE employed by the Corporation or any of its affiliates, attainment of age 68 or such later date as the Committee may determine at or after grant. An AWARDEE must, however, voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.”

(h) Other Termination.  Unless otherwise determined by the Committee at or after grant, if an optionee’s relationship with or employment by the Corporation terminates for any reason other than death, permanent disability or Retirement, the stock option shall thereupon terminate; provided, however, that if such termination is by action of the Corporation and other than discharge for reason of willful violation of the rules of the Corporation or by voluntary resignation of the optionee, in either case within six (6) months following a Change of Control, any stock options held by the optionee may be exercised by the optionee until the earlier of three (3) months and one day after such termination or the expiration of such options in accordance with their terms.

(i) Option Buyout.  The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by an Insider) based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

(j) Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an option’s exercise shall be in the form of restricted stock or deferred stock, or may reserve other than with respect to QSOs the right to so provide after the time of grant.

Section 6.  Stock Appreciation Rights.

(a) Grant and Exercise.  Stock appreciation rights may be granted in conjunction with (or in accordance with Section 9, separated from) all or part of any stock option granted under the Plan, as follows: (i) in the case of a NQSO, such rights may be granted either at the time of the grant of such option or at any subsequent time during the term of the option; and (ii) in the case of an QSO, such rights may be granted only at the time of the grant of the option. A “stock appreciation right” is a right to receive cash or Stock, as provided in this Section 6, in lieu of the purchase of a share under a related option. A stock appreciation right, or applicable portion thereof, shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a stock appreciation right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the stock appreciation right. A stock appreciation right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related stock option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related stock appreciation rights have been exercised.

(b) Terms and Conditions.  Stock appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock appreciation rights shall be exercisable only at such time or times and to the extent that the stock options to which they relate shall be exercisable. Except as otherwise provided in Section 5, an Insider (as previously defined in Section 5(d)) may only settle a stock appreciation right by satisfying either of the following conditions:

(A) the stock appreciation right is settled at least six (6) months after its date of grant; or else

(B) the settlement of the stock appreciation right is made pursuant to an irrevocable election to settle the right no earlier than six (6) months after the date of such election.

None of the conditions of this Section 6(b)(i) shall be applicable in the event of death or permanent disability of the optionee.

(ii) Upon the exercise of a stock appreciation right, an optionee shall be entitled to receive up to, but no more than, an amount in cash or whole shares of the Stock as determined by the Committee in its sole discretion equal to the excess of the fair market value of one share of Stock over the option price per share specified in the related stock option multiplied by the number of shares in respect of which the stock appreciation right shall have been exercised; provided, however, that the payment in settlement of stock appreciation rights during the period from and after a Change of Control shall be entirely in cash. Each stock appreciation right may be exercised only at the time and so long as a related option, if any, would be exercisable or as otherwise permitted by applicable law; provided however, that no stock appreciation right granted under the Plan to an Insider then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term. The fair market value of the Stock on the date of exercise of a stock appreciation right shall be determined in the same manner as the fair market value of the Stock on the date of grant of a stock option is determined pursuant to paragraph (a) of Section 5 of the Plan; provided, however, that during the 60-day period from and after a Change of Control, the fair market value of the Stock on the date of exercise shall mean, with respect to the exercise of a stock appreciation right accompanying an option which is not an QSO, the “Change of Control Fair Market Value.”

For purposes of this Plan, the “Change of Control Fair Market Value” shall mean the higher of (x) the highest reported sale price, regular way, of a share of the Stock on the Composite Tape for American Stock Exchange Listed Stock during the 60-day period prior to the date of the Change of Control or, if such security is not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on such Nasdaq National Market, the average of the closing bid and asked prices during such 60-day period in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system or, if bid and asked prices for such security during such period shall not have been reported through NASDAQ, the average of the bid and asked prices for such period as furnished by any American Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof or, if such security is not publicly traded, the fair market value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities selected in good faith by the Board of Directors of the Corporation or a committee thereof or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee and (y) if the Change of Control is the result of a transaction or series of transactions described in paragraph (i) or (iii) of the definition of Change of Control set forth in Section 5(c), the highest price per share of the Stock paid in such transaction or series of transactions (in the case of a Change of Control described in such paragraph (i) of Section 5(c), as reflected in any Schedule 13D filed by the person having made the acquisition).

(iii) The Committee, in its sole discretion, may impose such restrictions on the transferability of stock appreciation rights as it deems appropriate. Any such restrictions shall be set forth in the written agreement between the Corporation and the optionee with respect to such rights.

(iv) Upon the exercise of a stock appreciation right, the stock option or part thereof to which such stock appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of the Stock to be issued under the Plan, as set forth in Section 3 of the Plan.

(v) Stock appreciation rights granted in connection with QSOs may be exercised only when the market price of the Stock subject to the QSO exceeds the option price of the QSO.

Section 7.  Restricted Stock.

(a) Stock and Administration.  Shares of restricted stock may be issued either alone or in addition to stock options, stock appreciation rights, deferred stock or other Stock-based awards granted under the Plan. The Committee shall determine the directors, consultants, officers and key employees of the Corporation and its subsidiaries to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such AWARDS may be subject to forfeiture, and all other conditions of the AWARDS. The provisions of restricted stock AWARDS need not be the same with respect to each recipient.

(b) Awards and Certificates.  The prospective AWARDEE of shares of restricted stock shall not, with respect to such AWARD, be deemed to have become an AWARDEE, or to have any rights with respect to such AWARD, until and unless such AWARDEE shall have executed an agreement or other instrument evidencing the AWARD and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions.

(i) Each AWARDEE shall be issued a stock certificate in respect of vested shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the AWARDEE, and, in addition to any legends required under applicable law, shall, unless determined otherwise by the Committee, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such AWARD, substantially in the following form:

“The transferability of this certificate and the shares of stock of CanArgo Energy Corporation (the “Corporation”) represented hereby are subject to the terms and conditions (including forfeiture) of the Corporation’s 2004 Long Term Incentive Stock Option Plan and Agreement. Copies of such Plan are on file in the offices of the Corporation, P.O Box 291, St. Peter Port, Guernsey GY1 3RR, British Isles and may be inspected upon written request to the Secretary of the Corporation.”

(ii) The Committee may require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and may require, as a condition of any restricted stock AWARD, that the AWARDEE shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such AWARD.

(c) Restrictions and Conditions.  The shares of restricted stock awarded pursuant to the Plan may, subject to the determination made by the Committee, be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan during a period set by the Committee commencing with the date of such AWARD (the “restriction period”), the AWARDEE shall not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions (other than those set forth in the Corporation’s bylaws) in installments where deemed appropriate.

(ii) Except as provided in paragraph (c) of this Section 7, the AWARDEES shall have, with respect to the awarded shares of restricted stock, all of the rights of a stockholder of the Corporation, including the right to vote the restricted stock and the right to receive any cash dividends both for vested shares only. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Certificates for shares of unrestricted stock shall be delivered to the AWARDEE promptly after, and only after, any period of forfeiture shall expire without forfeiture in respect of such shares of restricted stock.

(iii) Subject to the provisions of paragraph (c)(iv) of this Section 7, upon termination of employment of any reason during the restriction period, all shares still subject to restriction shall be forfeited by the AWARDEE and reacquired by the Corporation.

(iv) In the event of an AWARDEE’s Retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all restrictions with respect to such AWARDEE’s shares of restricted stock.

(v) Notwithstanding anything in the foregoing to the contrary, upon a Change of Control any and all restrictions on restricted stock shall lapse regardless of the restriction period established by the Committee and all such restricted stock shall become fully vested and nonforfeitable.

Section 8.  Deferred Stock Awards.

(a) Stock and Administration.  AWARDS of the right to receive Stock that is not to be distributed to the AWARDEE until after a specified deferral period (such AWARD and the deferred stock delivered thereunder hereinafter as the context shall require, referred to as the “deferred stock”) may be made either alone or in addition to stock options, stock appreciation rights, or restricted stock, or other Stock-based awards granted under the Plan. The Committee shall determine the directors, consultants, officers and key employees of the Corporation and its subsidiaries to whom and the time or times at which deferred stock shall be awarded, the number of shares of deferred stock to be awarded to any AWARDEE, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the AWARD in addition to those contained in paragraph (b) of this Section 8. In its sole discretion, the Committee may provide for a minimum payment at the beginning or end of the applicable Deferral Period based on a stated percentage of the fair market value on the date of grant of the number of shares covered by a deferred stock AWARD. Such payment may include an election to defer receipt of a bonus or other compensation payable by the Corporation and to receive a deferred stock AWARD in lieu of such compensation. The Committee may also provide for the grant of deferred stock upon the completion of a specified performance period. The provisions of deferred stock AWARDS need not be the same with respect to each recipient.

(b) Terms and Conditions.  Deferred stock AWARDS made pursuant to this Section 8 shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan, the shares to be issued pursuant to a deferred stock AWARD may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and may be subject to a risk of forfeiture during all or such portion of the Deferral Period as shall be specified by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the AWARDEE, or the AWARDEE’s legal representative, in a number equal to the number of shares covered by the deferred stock AWARD.

(ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a deferred stock AWARD will be paid to the AWARDEE currently, or deferred and deemed to be reinvested in additional deferred stock or otherwise reinvested, as determined at the time of the AWARD by the Committee, in its sole discretion.

(iii) Subject to the provisions of paragraph (b)(iv) of this Section 8, upon termination of the relationship with or employment by the Corporation for any reason during the Deferral Period for a given deferred stock AWARD, the deferred stock in question shall be forfeited by the AWARDEE.

(iv) In the event of the AWARDEE’s Retirement, permanent disability or death during the Deferral Period (or Elective Deferral Period, where applicable), or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the deferral limitations imposed hereunder with respect to any or all of the AWARDEE’s deferred stock. Anything in the Plan to the contrary notwithstanding, upon the occurrence of a Change of Control, the Deferral Period and the Elective Deferral Period with respect to each deferred stock AWARD shall expire immediately and all share certificates relating to such deferred stock AWARDS shall be delivered to each AWARDEE or the AWARDEE’s legal representative.

(v) Prior to completion of the Deferral Period, an AWARDEE may elect to defer further the receipt of the deferred stock AWARD for a specified period or until a specified event (the “Elective Deferred Period”), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

(vi) Each deferred stock AWARD shall be confirmed by a deferred stock agreement or other instrument executed by the Corporation, acting under the authority of the Committee, and by the AWARDEE.

Section 9.  Other Stock-Based Awards.

(a) Stock and Administration.  Other AWARDS of the Stock and other AWARDS that are valued in whole or in part by reference to, or are otherwise based on the Stock (“Other Stock-based AWARDS”), including (without limitation) performance shares and convertible debentures, may be granted either alone or in addition to other AWARDS granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the directors, consultants, officers and key employees of the Corporation and/or any of its subsidiaries to whom and the time or times at which such Other Stock-based AWARDS shall be made, the number of shares of the Stock to be awarded pursuant to such Other Stock-based AWARDS and all other conditions of the Other Stock-based AWARDS. The Committee may also provide for the grant of the Stock upon the completion of a specified performance period. The provisions of Other Stock-based AWARDS need not be the same with respect to each recipient.

(b) Terms and Conditions.  Other Stock-based AWARDS made pursuant to this Section 9 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan, shares or interests in shares subject to Other Stock-based AWARDS made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) Subject to the provisions of this Plan and the Other Stock-based AWARD agreement, the AWARDEES of Other Stock-based AWARDS under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares or interests therein covered by the Other Stock-based AWARDS, as determined at the time of the Other Stock-based AWARDS by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii) Any Other Stock-based AWARDS under this Section 9 and any Stock covered by any such Other Stock-based AWARD may be forfeited to the extent so provided in the Other Stock-based AWARD agreement, as determined by the Committee, in its sole discretion.

(iv) In the event of the AWARDEE’s Retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all Other Stock-based AWARDS under this Section 9. Anything in the Plan to the contrary notwithstanding, any limitations imposed with respect to any Other Stock-based AWARD under this Section 9, including any provision providing for the forfeiture of any Other Stock-based AWARD under any circumstance, shall terminate immediately upon a Change of Control and the number of shares of or interests in the Stock subject to such Other Stock-based AWARD shall be delivered to the AWARDEE (or, in the case of an Other Stock-based AWARD with respect to which such number is not determinable, such number of shares of or interests in the Stock as is determined by the Committee and set forth in the terms of such Other Stock-based AWARD).

(v) Each Other Stock-based AWARD under this Section 9 shall be confirmed by an agreement or other instrument executed by the Corporation and by the AWARDEE.

(vi) The Stock or interests therein (including securities convertible into the Stock) paid or awarded on a bonus basis under this Section 9 shall be issued for no cash consideration; the Stock or interests therein (including securities convertible into the Stock) purchased pursuant to a purchase right awarded under this Section 9 shall be priced at least 50% of the fair market value of the Stock on the date of grant.

(vii) The Committee, in its sole discretion, may impose such restrictions on the transferability of Other Stock-based Awards as it deems appropriate. Any such restrictions shall be set forth in the written agreement between the Corporation and the AWARDEE with respect to such Award.

(viii) Each Other Stock-based AWARD to an Insider under this Section 9 shall be subject to all of the limitations and qualifications that may be required by Section 16 of the Exchange Act and all of the rules and regulations promulgated thereunder.

Section 10.  Transfer, Leave of Absence, etc.  For purposes of the Plan: (a) a transfer of an employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another; (b) a leave of absence, duly authorized in writing by the Corporation, for military service or sickness, or for any other purposes approved by the Corporation if the period of such leave does not exceed 90 days; and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

Section 11.  Amendments and Termination.  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an AWARDEE under any AWARD theretofore granted, without the AWARDEE’s consent, or which without the approval of the shareholders would:

(a) except as is provided in Section 3 of the Plan, increase the total number of shares available for the purpose of the Plan;

(b) subsequent to the date of grant decrease the option price of any stock option to less than 100% (110% in the case of a 10% owner of an QSO) of the fair market value on the date of the granting of the option;

(c) extend the maximum option period under Section 5(b) of the Plan; or

(d) otherwise materially increase the benefits accruing to AWARDEES under, or materially modify the requirements as to eligibility for participation in, the Plan.

The Committee may amend the terms of any AWARD theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without such holder’s consent. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, amend the Plan or terms of any outstanding AWARD held by a person then subject to Section 16 of the Exchange Act without the consent of any holder in order to preserve exemptions under said Section 16 which are or become available from time to time under rules of the Securities and Exchange Commission. The Committee may also substitute new stock options for previously granted options, including previously granted options having higher option prices.

Section 12.  Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to an AWARDEE by the Corporation, nothing contained herein shall give any such AWARDEE any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 13.  Employment at Will.  Nothing contained in the Plan, or in any option granted pursuant to the Plan, nor in any agreement made pursuant to the Plan, shall confer upon any AWARDEE any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the AWARDEE’s employment at will or change the AWARDEE’s compensation at any time.

Section 14.  General Provisions.  (a) The Committee may require each AWARDEE purchasing shares pursuant to an AWARD under the Plan to represent to and agree with the Corporation in writing that such AWARDEE is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b) All certificates for shares of the Stock delivered under the Plan pursuant to any AWARD shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Recipients of shares of restricted stock, deferred stock and other Stock-based awards under the Plan (other than options) shall not be required to make any payment or provide consideration other than the rendering of services.

(d) AWARDS granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other AWARDS granted under the Plan. If AWARDS are granted in substitution for other AWARDS, the Committee shall require the surrender of such other AWARDS in consideration for the grant of the new AWARDS. AWARDS granted in addition to or in tandem with other AWARDS may be granted either at the same time as or at a different time from the grant of such other AWARDS. The exercise price of any option or the purchase price of any Other Stock-based AWARD in the nature of a purchase right:

(i) granted in substitution for outstanding AWARDS or in lieu of any other right to payment by the Corporation shall be the fair market value of shares at the date such substitute AWARDS are granted or shall be such fair market value at that date reduced to reflect the fair market value of the AWARDS or other right to payment required to be surrendered by the AWARDEE as a condition to receipt of the substitute AWARD; or

(ii) retroactively granted in tandem with outstanding AWARDS shall be either the fair market value of shares at the date of grant of later AWARDS or the fair market value of shares at the date of grant of earlier AWARDS.

(e) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

Section 15.  Taxes.  (a) AWARDEES shall make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to any income which the AWARDEE is required, or elects, to include in his or her gross income and the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the AWARDEE. Anything contained herein to the contrary notwithstanding, the Committee may, in its sole discretion, authorize acceptance of Stock received in connection with the grant or exercise of an AWARD or otherwise previously acquired in satisfaction of withholding requirements.

(b) Notwithstanding any provisions to the contrary in this Section 15, an Insider may only satisfy tax withholding requirements with the settlement of a stock appreciation right or with shares of the Company’s Common Stock if he or she has held such stock or stock appreciation right for at least six (6) months or the cash settlement of the tax obligation occurs no earlier than six (6) months after the date of an irrevocable election made by an Insider.

Section 16.  Effective Date of the Plan.  The Plan shall be effective on the date it is approved by a majority of the votes cast at a duly convened meeting of shareholders.

Section 17.  Term of the Plan.  No AWARD shall be granted pursuant to the Plan after May 18, 2014, but AWARDS theretofore granted may extend beyond that date.

CANARGO ENERGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY
CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 26, 2008

The undersigned hereby constitutes and appoints Vincent McDonnell and Jeffrey Wilkins, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common Stock of CanArgo Energy Corporation held of record by the undersigned on April 28, 2008 as if personally present at the Annual Meeting of Stockholders to be held on June 26, 2008 and any adjournment or postponement thereof, as designated below:

(1)	Election of Directors:

☐ FOR all nominees listed below (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Michael Ayre Russ Hammond Vincent McDonnell	Anthony Perry Jeffrey Wilkins

(INSTRUCTION: To withhold authority to vote for any nominee, draw a line through his name above)

(2)	Increase of Authorized Share Capital:

To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized common share capital from 500,000,000 shares of Common Stock to 1,000,000,000 shares of Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Approval of an Amendment to the 2004 Long Term Stock Incentive Plan to Increase the Number of Shares Issuable under the Plan.

To approve the amendment of the Company’s 2004 Long Term Stock Incentive Plan (“Plan”) to increase the number of shares of Common Stock issuable under the Plan by an additional 17,500,000 shares to 35,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	In their discretion, the proxies appointed herein are authorized to vote upon any other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE PROPOSALS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY IS TO BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED TO CANARGO ENERGY CORPORATION, C/O COMPUTERSHARE INVESTOR SERVICES, P.O. BOX 43101, PROVIDENCE, RI 02940-5067. TO BE RECEIVED ON OR PRIOR TO JUNE 25, 2008, 15:00 HOURS EASTERN DAYLIGHT SAVINGS TIME OR ELECTRONICALLY VIA THE INTERNET AT www.investorvote.com\cnr OR BY PHONE AT +1 800 652-8693 PRIOR TO 11.59 PM EASTERN DAYLIGHT SAVINGS TIME ON JUNE 25, 2008.

Dated: , 2008
Signature(s)

Print Name

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Please indicate whether you intend to attend this meeting:          ☐Yes     ☐ No

Householding Election:  Please indicate if you consent to receive certain future investor communications in a single package per household:          ☐Yes     ☐ No

To vote by Internet

1)	Read the Proxy Statement and have the voting instruction form below at hand
2)	Go to website www.investorvote.com\cnr
3)	Follow instructions provided on the website

To vote by Telephone

1)	Read the Proxy Statement and have voting instruction form below at hand
2)	Call 1-800-652-8693
3)	Follow the instructions

To vote by Mail

1)	Read the Proxy Statement
2)	Check the appropriate boxes on the voting instruction form below
3)	Sign and date the voting instruction form
4)	Return the voting instruction form in the envelope provided

CANARGO ENERGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY
CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 26, 2008

The undersigned hereby authorise Den norske Bank ASA to constitute and appoint Vincent McDonnell and Jeffrey Wilkins, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the voting securities of CanArgo Energy Corporation held of record by the undersigned on April 28, 2008 at the Annual Meeting of Stockholders to be held on June 26, 2008, or any adjournment of postponement thereof, as designated below:

(1)	Election of Directors:

☐ FOR all nominees listed below (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Michael Ayre Russ Hammond Vincent McDonnell	Anthony Perry Jeffrey Wilkins,

(INSTRUCTION: To withhold authority to vote for any nominee, draw a line through his name above)

(2)	Increase of Authorised Share Capital:

To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized common share capital from 500,000,000 shares of Common Stock to 1,000,000,000 shares of Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Approval of an Amendment to the 2004 Long Term Stock Incentive Plan to Increase the Number of Shares Issuable under the Plan.

To approve the amendment of the Company’s 2004 Long Term Stock Incentive Plan (“Plan”) to increase the number of shares of Common Stock issuable under the Plan by an additional 17,500,000 shares to 35,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	In their discretion, the proxies appointed herein are authorized to vote upon any other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE PROPOSALS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY IS TO BE RECEIVED BY DEN NORSKE BANK, REGISTRARS DEPARTMENT, DEN NORSKE BANK ASA, VERDIPAPIRSERVICE, STRANDEN 21, 0021 OSLO, NORWAY. FAX NUMBER: +47 22 48 11 71 ON OR PRIOR TO 20 JUNE, 2008 13:00 HOURS CENTRAL EUROPEAN TIME.

Dated: , 2008
Signature(s)

Print Name

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Please indicate whether you intend to attend this meeting:          ☐Yes  ☐ No